UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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XPLORE TECHNOLOGIES CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XPLORE TECHNOLOGIES CORP.
14000 Summit Drive, Suite 900
Austin, Texas 78728
Telephone: (512) 336-7797
Facsimile: (512) 249-5630

NOTICE OF CONSENT REQUESTED FROM STOCKHOLDERS
WITHOUT A SPECIAL MEETING

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors of Xplore Technologies Corp., a Delaware corporation (we, us or the Company), is soliciting the written consent and approval from the stockholders of our voting stock (which consists of our common stock, Series A Preferred Stock and Series B Preferred Stock), voting together as a single class, to take corporate action approving and consenting to the following matter without the necessity of holding a special meeting of our stockholders:

Resolved, that the issuance by Xplore Technologies Corp. of 31.2 million shares of common stock issuable upon conversion or exercise, as the case may be, of 20 million shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase 10 million shares of common stock issued to investors in connection with the Company’s private placement of 20 million Units (the “Offering”), at a purchase price of $0.50 per Unit (with each Unit consisting of one share of Series C Preferred Stock and one warrant to purchase one-half of one share of the Company’s common stock, at an exercise price of $0.50 per share), and warrants to purchase 1.2 million shares of common stock, at an exercise price equal to the current market price of the common stock at the closing of the Offering, issued to certain parties in connection with the Offering be authorized and approved in all respects.

Your attention is directed to the Consent Statement accompanying this Notice which more fully describes the foregoing proposal. Our Board of Directors has fixed the close of business on July 24, 2007 as the record date for the determination of the stockholders entitled to vote on the corporate action for which consent and approval is being solicited.

This Notice, together with the Consent Statement and the accompanying Consent card, is first being mailed or otherwise distributed to our stockholders on or about August 17, 2007. Your consent can only be given if you complete, sign and return the Consent card concerning the proposal for which consent and approval is being solicited by our Board of Directors.

Our Board of Directors requests that you vote in connection with the corporate action upon which consent and approval is being solicited. To insure your participation you are urged to mark, date, sign and return the enclosed Consent card as promptly as possible.

YOU MAY REVOKE YOUR CONSENT IN THE MANNER DESCRIBED IN THE ACCOMPANYING CONSENT STATEMENT.

By Order of the Board of Directors,

Michael J. Rapisand
Corporate Secretary and Chief Financial Officer
Austin, Texas
August 16, 2007

Neither this Notice nor the accompanying Consent Statement is an offer to sell or a solicitation of an offer to buy the securities being offered in the proposed private placement.

The securities being offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

XPLORE TECHNOLOGIES CORP.
14000 Summit Drive, Suite 900
Austin, Texas 78728
Telephone: (512) 336-7797
Facsimile: (512) 249-5630

CONSENT STATEMENT

To the Stockholders of Xplore Technologies Corp.

This Consent Statement and the accompanying Consent card are furnished to the stockholders of voting stock (which consists of the common stock, Series A Preferred Stock and Series B Preferred Stock) of Xplore Technologies Corp., a Delaware corporation (we, us or the Company), by the Board of Directors of our Company in connection with the solicitation of consents from our stockholders to take action by stockholder written consent as specified herein without the necessity of holding a special meeting of our stockholders, as permitted by Delaware law.

Our Board of Directors is asking the Company’s stockholders to consent in writing and approve the following matter (which we refer to as the issuance of the Units):

Resolved, that the issuance by Xplore Technologies Corp. of 31.2 million shares of common stock issuable upon conversion or exercise, as the case may be, of 20 million shares of Series C Convertible Preferred Stock (which we refer to as the Series C Preferred Stock) and warrants to purchase 10 million shares of common stock issued to investors in connection with the Company’s private placement of 20 million Units (which we refer to as the Offering), at a purchase price of $0.50 per Unit (with each Unit consisting of one share of Series C Preferred Stock and one warrant to purchase one-half of one share of the Company’s common stock, at an exercise price of $0.50 per share), and warrants to purchase 1.2 million shares of common stock, at an exercise price equal to the current market price of the common stock at the closing of the Offering, issued to certain parties in connection with the Offering be authorized and approved in all respects.

Our Board of Directors approved, and recommended that the Company’s stockholders approve, the issuance of the Units at a special meeting of the Board of Directors held on July 13, 2007. If the issuance of the Units is approved by the Company’s stockholders representing a majority of our outstanding shares of voting stock, voting together as a single class, the issuance of the Units will be effected by the closing of the Offering pursuant to the terms and conditions of the Offering.

This Consent Statement, together with the Notice and the accompanying Consent card, is first being mailed or otherwise distributed to the Company’s stockholders on or about August 17, 2007.

SOLICITATION OF CONSENTS

The Consent Procedure

We have commenced a private placement of up to 20,000,000 Units, at a purchase price of $0.50 per Unit, with each Unit consisting of one share of Series C Preferred Stock and one warrant (which we refer to as the Warrants) to purchase one-half of one share of common stock at an exercise price of $0.50 per share. Pursuant to Section 607 of the Toronto Stock Exchange Company Manual, stockholder approval is required for a transaction which may result in the issuance by us of shares of common stock in excess of 25% of our outstanding shares of common stock, on a non-diluted basis, prior to the date of closing. Because the aggregate number of shares of common stock issuable upon conversion of the Series C Preferred Stock and the exercise of the Warrants, and warrants issued to certain parties in connection with the Offering (based on the current conversion and exercise prices), could be up to 48.1% of our currently outstanding shares of common stock, we are required to obtain stockholder approval of the issuance of the Series C Preferred Stock and the Warrants. Delaware General Corporation Law Section 228(a) provides that, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of a corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

Pursuant to Section 607 of the Toronto Stock Exchange Company Manual and Section 228(a) of the Delaware General Corporation Law, the affirmative consent of the holders of a majority of our outstanding shares of voting stock (which consists of our common stock, Series A Preferred Stock and Series B Preferred Stock), voting together as a single class, is required in order to approve the issuance of the Units. There are no provisions in our Certificate of Incorporation which affects or alters the procedure for obtaining consent from stockholders as set described above. Also, our By-laws specifically authorize the taking of action upon written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize such action at a meeting of stockholders.

In order to minimize the costs and expenses and management time involved in holding a special meeting of our stockholders, our Board of Directors voted to proceed with the issuance of the Units by obtaining the written consent of our stockholders.

The Record Date

Our Board of Directors fixed the close of business on July 24, 2007, as the record date (which we refer to as the Record Date) for the determination of stockholders entitled to approve the issuance of the Units. Only stockholders of the Company as of the Record Date are entitled to tender and submit to us written consents whereby they vote on the issuance of the Units. As of the close of business on the Record Date, there were  64,931,586 shares of our common stock, 63,472,895 shares of our Series A Preferred Stock and 9,988,513 shares of our Series B Preferred Stock issued and outstanding. Each outstanding share of common stock and each share of Series A or Series B Preferred Stock entitles the holder to one vote per share.

Solicitation of Consents

Solicitation of consents by our Board of Directors will initially be made by mail, but may also be made in person or by mail, telephone, telecopy, telegram, facsimile or other means of communication by our directors and officers for no additional or special compensation. In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries may be requested by us to forward solicitation materials for shares of voting stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by us for their reasonable out of pocket expenses incurred in connection therewith. The cost of solicitation of written consents to approve and consent to the corporate action described herein will be borne by us.

Effectiveness and Revocation of Consents

The corporate action proposed herein will be adopted when properly completed, unrevoked Consent cards are signed by our stockholders holding a majority of the outstanding shares of voting stock (which consists of our common stock, Series A Preferred Stock and Series B Preferred Stock), voting together as a single class, and submitted to us. The failure to execute or return a Consent card has the same effect as the withholding of consent for the issuance of the Units.

Stockholders are requested to tender and submit their completed Consent card to us at the following address:

XPLORE TECHNOLOGIES CORP.
14000 Summit Drive, Suite 900
Austin, Texas 78728
Telephone: (512) 336-7797
Facsimile: (512) 249-5630
Attention:  Michael J. Rapisand

Abstentions and “broker non-votes” (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will be treated as votes against the issuance of the Units.

If a Consent card is properly signed and returned to us, unless properly revoked, the shares represented by that Consent card will be voted in accordance with the instructions specified thereon. If a Consent card is properly signed and returned to us without voting instructions, it will be deemed to have consented to the issuance of the Units.

An executed Consent card may be revoked by a stockholder by marking, dating, signing and delivering to us a written revocation at any time before the action authorized by the executed Consent card becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the Consent card previously delivered is no longer effective. The delivery of a subsequently dated Consent card which is properly marked, dated, signed and delivered to the Company will constitute a revocation of any earlier Consent card.

All consents, regardless of when dated, will expire unless valid, unrevoked Consent cards constituting the requisite number of shares of our outstanding voting stock (which consists of our common stock, Series A Preferred Stock and Series B Preferred Stock), voting together as a single class, are delivered to us on or before 60 days of the earliest dated Consent card delivered to us.

PROPOSAL:
ISSUANCE OF THE UNITS

Private Placement

We have commenced a private placement of up to 20,000,000 Units, at a purchase price of $0.50 per Unit, with each Unit consisting of one share of Series C Preferred Stock and one Warrant to purchase one-half of one share of common stock at an exercise price of $0.50 per share. Pursuant to the rules of the Toronto Stock Exchange, our Board of Directors is seeking stockholder approval of the issuance of 20 million shares of Series C Preferred Stock and Warrants to purchase 10 million shares of common stock in connection with the private placement. We are making the private placement to raise up to $10,000,000 in gross proceeds for working capital and general corporate purposes, including the development and marketing of new lines of rugged mobile computers.

Series C Preferred Stock

The rights and preferences of our Series C Preferred Stock are set forth in our Certificate of Designation of Series C Convertible Preferred Stock of Xplore Technologies Corp., which we refer to as the certificate of designation. The following is a summary of the rights and preferences of our Series C Preferred Stock as set forth in the certificate of designation.

Voting.   Each share of Series C Preferred Stock is entitled to vote together with our other stockholders on an as-converted basis, and not as a separate class, except as required by law or our certificate of designation. In addition, so long as at least 10% of the shares of Series C Preferred Stock issued remain outstanding, our Company may not, without the consent of the holders of a majority of the voting power of the Series C Preferred Stock, take any of the following actions:

•       amend, alter or repeal any provision of our Certificate of Incorporation or By-laws in a manner adverse to holders of the Series C Preferred Stock;

•       create, authorize or issue any class or series of shares unless the same ranks junior to the Series C Preferred Stock with respect to liquidation and dividends or increase the authorized number of shares of Series C Preferred Stock; or

•       purchase or redeem or pay any dividend on any of our capital stock prior to the Series C Preferred Stock, other than dividends on our shares of Series A or Series B Preferred Stock as authorized by our certificate of incorporation.

Dividends.   The Series C Preferred Stock carries an annual 5% dividend, payable quarterly, at our option in either cash, or subject to the approval of the Toronto Stock Exchange or such other Canadian or United States securities exchange or quotation system which on the date of determination constitutes the principal securities market for our common stock, in that number of shares of common stock determined by dividing the amount of the applicable dividend payment then payable by the U.S. dollar equivalent of the volume weighted average trading price of our common stock on such principal securities market for the 10 trading days ending on the third trading day preceding the applicable dividend payment date, less, if applicable, the maximum discount permitted by such principal securities market at that time.

Liquidation Preference.   In the event of a liquidation, dissolution or winding up of our Company, which we refer to as a liquidation, the holders of the Series C Preferred Stock will be entitled to receive, in preference to the holders of our common stock, but pari passu with the holders of our Series A and Series B Preferred Stock, an amount equal to the greater of $0.50 per each share of Series C Preferred Stock, plus an amount equal to any accrued and unpaid dividends, or such amount per share as would have been payable had each share of Series C Preferred Stock been converted into common stock immediately prior to the liquidation (which we refer to as the Series C Liquidation Preference). A merger or consolidation (other than one in which stockholders of our Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) and a sale, lease, transfer or other disposition of all or substantially all of our assets will be treated as a liquidation and will also trigger the payment of the Series C Liquidation Preference, unless the holders of the Series C Preferred Stock elect otherwise.

Optional Conversion.   Our shares of Series C Preferred Stock convert initially on a one-for-one basis into shares of common stock at any time at the option of the holder, subject to adjustment for stock dividends, splits, combinations and similar events. In the event that we issue additional securities at a purchase price less than the then current conversion price of the Series C Preferred Stock (which initially is $0.50 per share), the conversion price will be adjusted in accordance with the formula described in our certificate of designation; provided, that the conversion price will not in any event be less than $0.40 per share.

Mandatory Conversion.   Each share of Series C Preferred Stock will automatically be converted into shares of common stock at the then applicable conversion rate upon:

•       the closing of a firm commitment underwritten public offering of our common stock with a price of not less than $0.85 per share (subject to adjustment for dividends, splits, combinations and similar events) and net proceeds of not less than $20,000,000;

•       the conversion of 100% of our then outstanding shares of Series A Preferred Stock; or

•       the vote or written consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock.

Warrants

The Warrants are warrants to purchase one-half of one share of common stock and have an exercise price of $0.50 per share. They may be exercised at any time after the closing of the private placement for a period of 2 years. The Warrants have standard provisions for the adjustment of the exercise price to prevent dilution, including if we issue additional securities at a purchase price less than the then current exercise price of the warrants.

Registration Rights

We intend to register the shares of common stock underlying the Series C Preferred Stock and the Warrants, together with the shares of the Series A and B Preferred Stock, following the closing of the private placement. In addition, holders of the Series C Preferred Stock and Warrants will be entitled to “piggy-back” registration rights, subject to customary exceptions and limitations. We will pay the registration expenses, other than stock transfer taxes, underwriters’ discounts and commissions, and any attorneys’ fees of the investors.

Plan of Distribution

In connection with the private placement, we have engaged selling agents, which we refer to as Agents, to offer and sell the securities. In consideration for their services, each Agent will receive at closing a selling commission of six percent (6%) of the gross proceeds sold by the Agent and accepted by us in the private placement, and warrants, which we refer to as the Agent Warrants, to purchase, for a period of two years from closing, that number of shares of common stock equal to six percent (6%) of the Series C Preferred Stock sold by the Agent and accepted by us in the private placement. The exercise price of the Agent Warrants will be equal to the greater of $0.50 per share or the current market price (determined in accordance with the rules of the Toronto Stock Exchange) of the shares of our common stock on the last trading day immediately preceding the date on which the Agent Warrants are issued. The Agent Warrants have standard provisions for the adjustment of the exercise price to prevent dilution, including if we issue additional securities at a purchase price less than the then current exercise price of the Agent Warrants. The Agent Warrants will have registration rights similar to those offered to the investors in the private placement.

Corporate Governance Provisions with Possible Anti-Takeover Effects

The provisions in our Certificate of Incorporation and By-laws are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by our Board of Directors, and to discourage certain types of transactions that may involve an actual or threatened change of control of our Company. These provisions also are designed to reduce our vulnerability to an unsolicited takeover proposal that does not contemplate the acquisition of all of the outstanding shares of our common stock or an unsolicited proposal for the restructuring or sale of all or part of us. These provisions, however, could discourage potential acquisition proposals and could delay or prevent a change in control of our Company. They may also have the effect of preventing changes in our management.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our By-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the Corporate Secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not fewer than 45 days nor more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. Our By-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede a stockholder’s ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Amendments to By-Laws

Our Certificate of Incorporation grants our Board of Directors the authority to amend and repeal our By-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware. Notwithstanding the foregoing, our Certificate of Incorporation also provides that our By-laws may be amended by the stockholders by a vote of a majority in voting power of all shares of stock then entitled to vote at an election of directors, voting together as a single class.

Dissenter Rights

Under Delaware law, our stockholders are not entitled to rights of appraisal with respect to the actions outlined in this Consent Statement.

Required Vote

The affirmative written consent of the holders of a majority of the outstanding shares of our voting stock (which consists of our common stock, Series A Preferred Stock and Series B Preferred Stock), voting together as a single class, is required to approve the issuance of the Units.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE APPROVAL OF THE ISSUANCE OF THE UNITS.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED ON

In connection with the private placement, we have entered into a standby letter of commitment with SG Phoenix LLC, which we refer to as SG Phoenix, an affiliate of our principal stockholder Phoenix Venture Fund LLC, pursuant to which SG Phoenix has agreed to purchase or cause to be purchased, at the offering price of $0.50 per Unit, 14 million Units (or $7 million), consisting of 14 million shares of Series C Preferred Stock and warrants to purchase 7 million shares of common stock, less the aggregate amount of Units sold in the private placement. In consideration for this commitment, we have agreed to pay SG Phoenix a cash fee equal to 6% of the gross amount of the Series C Preferred Stock it purchases or causes to be purchased in the private placement, and warrants to purchase, for a period of two years from closing, shares of common stock equal to 6% of the number of shares of Series C Preferred Stock SG Phoenix purchases or causes to be purchased in the private placement. The exercise price of the warrants will be equal to the greater of $0.50 per share or the current market price (determined in accordance with the rules of the Toronto Stock Exchange) of the shares of our common stock on the last trading day immediately preceding the date on which the warrants are issued. The warrants have standard provisions for the adjustment of the exercise price to prevent dilution, including if we issue additional securities at a purchase price less than the then current exercise price of the warrants. If SG Phoenix is obligated to purchase or cause to be purchased the full $7 million of its standby commitment, we will pay to SG Phoenix a cash fee of $420,000 and will issue to SG Phoenix warrants to purchase 840,000 shares of our common stock.

Philip S. Sassower, our Chief Executive Officer and Chairman of our Board of Directors, and Andrea Goren, a member of our Board of Directors, are the co-managers of SG Phoenix, and are the co-managers of the managing member of Phoenix Venture Fund LLC, our principal stockholder.

In the event SG Phoenix or any other affiliate of the Company purchases in the aggregate more than 3,585,893 Units, the Company will be required to obtain the approval of the majority of voting shares held by disinterested stockholders as of the Record Date.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements in our Management’s Discussion and Analysis of Financial Condition and Results of Operations (which we refer to as MD&A), including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We undertake no obligation to update or revise publicly these forward-looking statements, whether as a result of new information, future events, or otherwise.

Overview

We engineer, develop, integrate and market rugged, mobile computing systems. Our products are designed to enhance the ability of persons to perform their job outside of traditional office settings. Our family of iX™ Tablet PCs systems, which we refer to as the iX104 Systems, are designed to operate in challenging work environments, such as extreme temperatures, repeated vibrations or dirty and dusty conditions. The iX104 Systems can be fitted with a wide range of performance-matched accessories, including multiple docking station solutions, wireless connectivity alternatives, global positioning system modules, biometric and smartcard modules, as well as traditional peripherals like keyboards and cases.

Our revenue is currently derived through the sale of our iX104 Systems in the rugged, mobile Tablet PC market. We believe this market is small. Therefore, we intend to grow our revenue by entering into other larger rugged, mobile computer markets through the development of new rugged, mobile computing systems. Currently we are developing numerous new products, including a rugged, mobile notebook PC and rugged Ultra-Mobile PC. In addition, we are developing the next generation of our iX Tablet PC.  We expect that these products will be available in 2008.

We expect to grow our revenue with the introductions of these new products. In the next several quarters, we are dependent upon the market acceptance of our current family of iX™ Tablet PCs systems. Until such time as we introduce our new products, our revenue in the following three quarters of our fiscal year may not be comparable with prior year periods. Additionally, we are expanding our research, development and engineering resources in connection with our new products and expect these expenses to significantly increase over prior periods.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes included in this Consent Statement are prepared in accordance with U.S. generally accepted accounting principles. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. These estimates and assumptions are affected by management’s application of accounting policies. Estimates are deemed critical when a different estimate could have reasonably been used or where changes in the estimates are reasonably likely to occur from period to period, and would materially impact our financial condition, changes in financial condition or results of operations. Our significant accounting policies are discussed in Note 2 of the Notes to our annual consolidated financial statements as of March 31, 2007 and 2006 and for each of the years in the three year period ended March 31, 2007. On an ongoing basis, we evaluate our estimates, including those related to our revenue recognition, inventory valuation, warranty reserves, tooling amortization, financial instruments, and income taxes. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Our critical accounting policies are as follows:

Revenue Recognition.   Our revenue is derived from the sale of rugged, mobile technology which includes rugged mobile computers and related accessories. Our customers are predominantly resellers. However, in limited circumstances we sell directly to end-users. We follow the principles of Staff Accounting Bulletins 101 and 104, and other related pronouncements. Revenue is recognized, net of an allowance for estimated returns, when title and risks of ownership are transferred to the customer, and all significant contractual obligations have been satisfied, the sales price is fixed or determinable and the ability to collect is reasonably assured. Our revenue recognition criteria generally is met when the product has been shipped. Shipments are based on firm purchase orders from our customers with stated terms. The shipping terms are F.O.B. shipping point. We do not have installation, training and other commitments subsequent to shipment that are other than incidental. Our prices are determined based on negotiation with our customers and are not subject to adjustment. Generally, we do not hold inventory at our resellers and we do not expect resellers to hold inventories of our products other than in limited circumstances where such inventory is monitored by us. As a result, we expect returns to be minimal. Our allowance for returns is calculated and regularly reviewed based on historical experience. We have not had material adjustments as our returns have been minimal.

Warranty Reserves.   Provisions are made at the time of sale for warranties, which are based on our experience and monitored regularly. The revenue related to warranty is recognized when our obligations are covered by a warranty coverage agreement provided by a third party. If our estimates for warranties and returns are too low, additional charges will be incurred in future periods and these additional charges could have a material adverse effect on our financial position and results of operations. Our estimates have not required significant adjustment due to actual experience.

Inventory Valuation.   We adjust our inventory values so that the carrying value does not exceed net realizable value. The valuation of inventory at the lower of average cost or net realizable value requires us to use estimates regarding the amount of current inventory that will be sold and the prices at which it will be sold and our assessment of expected orders from our customers. Additionally, the estimates reflect changes in our products or changes in demand because of various factors, including the market for our products, obsolescence, technology changes and competition. While the estimates are subject to revisions and actual results could differ, our experience is that management’s estimates have not been required to be adjusted based on actual results. Accordingly, while any change to the estimates could have a material impact, there have been no material corrections to originally provided amounts.

Tooling Amortization.   We amortize tooling costs over a two year period or estimated life, whichever is shorter. Those costs are recorded as a cost of revenue, subject to an assessment that future revenue will be sufficient to fully recover the cost of the tooling. This assessment requires an assessment of the market for our products and our future revenue expectations. On a quarterly basis, this assessment is reviewed and the cost of tooling is written down to its net realizable value if its recoverability is not reasonably expected based on estimates of future revenue. There have been no material instances where we determined that useful life was less than two years. Accordingly, we have not recorded material adjustments.

Income Taxes.   We have significant valuation allowances that we intend to maintain until it is more likely than not the deferred tax assets will be realized. Our income tax expense recorded in the future will be reduced to the extent of decreases in our valuation allowances.

Changes in the tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. We are not aware of any such changes that would have a material effect on our results of operations, cash flows or financial position.

Financial Instruments.   The debentures and the warrants we issued in prior fiscal years have been valued separately using the Black-Scholes methodology. The debentures were originally reflected in our financial statements at their discounted value and the difference between this discount amount and the face value of the debentures, which is repayable at maturity, has been amortized as additional non-cash interest expense during the term of the debentures. The determination of the value attributed to the warrants and debentures required the use of estimates and judgments particularly related to the assumptions used in the Black-Scholes calculation. In addition, options to acquire shares of common stock issued to employees have been valued using a Black-Scholes calculation and their valuation is impacted by the assumptions used in this calculation.

Recent Accounting Pronouncements

In December 2004, FASB issued SFAS No. 123R which revises SFAS No. 123 and is effective for small business issuers as of the beginning of the first interim or annual reporting period after December 31, 2005 with early adoption permitted. SFAS No. 123R requires public entities to measure the cost of employment services received in exchange for an award of equity instruments on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee stock purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. We effectively adopted the provision of SFAS 123R for the year ended March 31, 2004.

We have valued the options separately using the Black-Scholes Option Pricing Model using discount rates of approximately 5.0% and 4.5% and volatility of 104% and 113% respectively, and no dividends for the three months ended June 30, 2007 and 2006, and using discount rates of approximately 4.8%, 4.2% and 3.8% and volatility of 113%, 127% and 83% respectively, and no dividends for the years ended March 31, 2007, 2006 and 2005.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  This statement allows companies to elect to measure certain eligible financial instruments and other items at fair value. Companies may choose to measure items at fair value at a specified election date, and subsequent unrealized gains and losses are recorded in income at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted under certain circumstances. We are required to adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We do not expect the new standard to have a material impact on our financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132 (R).”  The statement requires companies to report the funded status of their defined benefit pension plans on the balance sheet. Changes in the funded status in the year in which the changes occur are recorded through other comprehensive income. The statement requires that companies measure plan assets and obligations as of the end of the company’s fiscal year. The statement also requires enhanced disclosures related to defined benefit pension plans. SFAS No. 158 is effective as of the end of our first fiscal year ending after December 15, 2006. The adoption of SFAS No. 158 did not have a material impact on our financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  The statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosure requirements regarding fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. We were required to adopt SFAS No. 157 no later than the first quarter of fiscal 2008. The adoption of SFAS No. 157 did not have a material impact on our financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48).”  FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return, including a decision on whether or not to file in a particular jurisdiction. Under FIN 48, a tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. FIN 48 is effective for fiscal years beginning after December 15, 2006, and we adopted FIN 48 beginning in the first quarter of fiscal 2008. The adoption of FIN 48 did not have a material impact on our financial position or results of operations.

Restatement

Subsequent to their issuance, we determined that our first quarter fiscal 2007 unaudited interim consolidated financial statements and our 2006, 2005 and 2004 annual consolidated financial statements should be restated. The restatement reflected two adjustments related to amounts recorded with respect to our December 17, 2004 convertible debenture financing. The value assigned to the common share purchase warrants issued in the financing was increased from $945,000 to $2,234,000. In addition, the restatement reflected recognition of a beneficial conversion feature valued at $2,766,000. These amounts are recorded as discounts to the face amount of the December 17, 2004 convertible debentures and are recognized as non-cash interest expense during the term of the debentures.

In addition, the restatement adjusted the timing of the recognition of non-cash interest expense for long-term debentures. The extensions of the maturity dates of these debentures were originally accounted for as settlements of the original debts and related unamortized discounts were immediately expensed. The restatement reflected these transactions as modifications and accounted for the effects of the restructurings prospectively from the time of the restructurings. The remaining unamortized discounts at the time of the restructurings have been accordingly recognized over the new term of the debentures.

In our interim financial statements, the restatement reflects that our interest expense and net loss were understated by $74,000 and $906,000 for the three months ended June 30, 2006. In addition, under the restatement, loss per share increased by $0.01 per share for the three months ended June 30, 2006. Furthermore, additional paid-in capital was understated by $6,374,000 for the three months ended June 30, 2006 and accumulated deficit was understated by $2,951,000.

In our annual financial statements, the restatement reflected that our interest expense and net loss were understated by $2,413,000 and $1,610,000 for 2006 and 2005, respectively, and interest expense and net loss were overstated by $451,000 for 2004. Loss per share increased by $0.04 per share in 2006 and $0.01 per share in 2005 and was reduced by $0.01 per share in 2004. Debentures were overstated by $482,000 in 2006 and $2,895,000 in 2005, additional paid-in capital was understated by $4,055,000 in 2006 and 2005 and accumulated deficit was understated by $3,573,000 in 2006 and $1,160,000 in 2005.

The restatement is further described in Note 2(b) to our unaudited interim consolidated financial statements and in Note 2(b) to our annual consolidated financial statements. This MD&A gives effect to the restatement.

Results of Operations

Revenue.   We derive revenue from sales of our rugged wireless Tablet PC systems which encompass a family of active pen and touch Tablet PC computers, embedded wireless, desktop, vehicle, fork truck docking stations and a range of supporting performance matched accessories, peripherals and support services. Our revenue also includes service revenue derived from installation related services and out-of-warranty repairs.

Cost of Revenue.   Cost of revenue consists of the costs associated with manufacturing, assembling and testing our products, related overhead costs, maintenance, compensation and other costs related to manufacturing support, including depreciation of tooling assets. We use contract manufacturers to manufacture our products and supporting components, which represents a significant part of our cost of revenue. In addition, the costs associated with providing warranty repairs, as well as the costs associated with generating service revenue, are included in cost of revenue.

Gross Profit.   Gross profit has been, and will continue to be, affected by a variety of factors, including competition, the product mix and average selling prices of products, maintenance, new product introductions and enhancements, the cost of components and manufacturing labor, fluctuations in manufacturing volumes, component shortages, the mix of distribution channels through which our products are sold, and warranty costs.

Sales, Marketing and Support.   Sales, marketing and support expenses include salaries, commissions, agent fees and costs associated with co-operative marketing programs, as well as other personnel-related costs, travel expenses, advertising programs, trade shows and other promotional activities associated with the marketing and selling of our products. We are expanding our sales operations in order to increase awareness and sales of our products. We also believe part of our future success will be dependent upon establishing successful relationships with a variety of resellers. We expect that sales and marketing expenses will increase in absolute dollars as we expand our sales efforts, hire additional sales and marketing personnel and initiate additional marketing programs.

Product Research, Development and Engineering.   Product research, development and engineering expenses consist of salaries and related expenses for development and engineering personnel, and non-recurring engineering costs, including prototype costs, related to the design, development, testing and enhancement of our product families. We expense our research and development costs as they are incurred. There may be components of our research and development efforts that require significant expenditures, the timing of which can cause quarterly fluctuation in our expenses.

General Administration.   General administration expenses consist of salaries and related expenses for finance, accounting, legal, human resources and information technology personnel, professional fees and corporate expenses, and costs associated with becoming and being a U.S. public company, including regulatory compliance costs.

Interest.   Interest expense includes interest on all debenture borrowings, interest on borrowings related to the bank revolving credit facility, non-cash interest charges representing the amortization of the debenture discount and amortization of deferred financing costs consisting principally of legal fees related to the financing transactions. Debentures issued in fiscal 2005 were originally reflected in the financial statements at their discounted value and the difference between this discount amount and the face value of the debentures, which is repayable at maturity, has been amortized as additional non-cash interest expense during the term of the debentures.

Other Income and Expense.   Other income and expense includes gains and/or losses on dispositions of assets, foreign exchange and other miscellaneous income and expense.

Three Months Ended June 30, 2007 vs. Three Months Ended June 30, 2006

Revenue.   Total revenues for the three months ended June 30, 2007 were $7,722,000 as compared to $9,179,000 for the three months ended June 30, 2006, a decrease of $1,457,000, or approximately 16%. The fluctuation consisted of a 20% decline in unit sales, the dollar impact of which was slightly offset by a 5% improvement in our average selling price.  The decrease was primarily attributable to a reduction in large unit orders. In the three months ended June 30, 2006, there were two orders with sales values exceeding $700,000, one in Canada and one in France, as compared to only one order of similar value from Australia for the three months ended June 30, 2007.

We have a number of customers, however, in a given period a single customer can account for a significant portion of our sales. For the three months ended June 30, 2007, one value-added reseller customer, Tough Corp PTY LTD, located in Australia, accounted for 15% of our total revenue. For three months ended June 30, 2006, we had two customers, Psion Teklogix Europe SAS, located in France, and Filbitron Systems Group Inc, located in Canada, that accounted for 13% and 12%, respectively, of our revenue. At June 30, 2007, there was only one customer with a receivable balances that was greater than 10% of the outstanding receivables, Tough Corp PTY LTD, which accounted for 15%. For the three months ended June 30, 2006, there was no one customer with a receivable balance that was greater than 10% of the outstanding receivables.

We operate in one segment, the sale of rugged mobile wireless Tablet PC computing systems. The majority of our revenue was derived from sales in the United States. Australia was the only country outside of the United States that accounted for more than 10% of our revenue during the three months ended June 30, 2007, with 15% of the total revenue. Canada and France accounted for 12% and 13%, respectfully, of our total revenue during the three months ended June 30, 2006.

Cost of Revenue.   Total cost of revenue for the three months ended June 30, 2007 was $5,417,000 compared to $6,671,000 for the three months ended June 30, 2006, a decrease of $1,254,000 or approximately 19%. Approximately 84% of the decrease was due to the decline in revenue. The remainder was due to a decrease in the average unit cost resulting from cost reduction initiatives principally related to component pricing and freight.

We rely on a single supplier for the majority of our finished goods. The year to date inventory purchases and engineering services from this supplier at June 30, 2007 and 2006 were $4,478,000 and $4,058,000, respectively.  At June 30, 2007 and 2006, we owed $3,761,000 and $2,646,000, respectively, recorded in accounts payable and accrued liabilities.

Gross Profit.   Total gross profit decreased by $203,000 to $2,305,000 (29.8% of revenue) for the three months ended June 30, 2007 from $2,508,000 (27.3% of revenue) for the three months ended June 30, 2006. The improvement in gross profit as a percentage of revenue for the three months ended June 30, 2007 as compared to the prior year was attributable to the cost reduction initiatives principally related to component pricing and freight.

Sales, Marketing and Support Expenses.   Sales, marketing and support expenses for the three months ended June 30, 2007 were $1,229,000 compared to $1,574,000 for the three months ended June 30, 2006. Most of the $345,000 reduction consisted of a decline in variable costs of $171,000 related to marketing coop allowances and commissions due to the decline in revenue and a reduction of $164,000 in marketing costs related to trade shows and demonstration units. An increase in payroll related costs of $54,000, principally salaries and stock compensation expense, offset these reductions.

Product Research, Development and Engineering Expenses.   Product research, development and engineering expenses for the three months ended June 30, 2007 increased by $198,000 to $798,000 as compared to $600,000 for the three months ended June 30, 2006. Headcount related costs accounted for $123,000 of the increase as we hired additional engineering staff for new product developments. Additionally, non-headcount related development costs increased by $75,000. The majority of the current year research and development activities and associated expenses relate to the development of one of our new products, our rugged notebook PC. The prior year projects principally included initial development activities related to the rugged notebook and modifications of existing product offerings. This principally related to the C3 tablet (which is RoHs compliant) that was released in the second quarter of fiscal 2007. We expect our research and development costs to increase during the next year as we develop numerous new products and the next generation of our iX Tablet PC.

General Administration Expenses.   General administration expenses for the three months ended June 30, 2007 were $1,380,000 compared to $800,000 for the three months ended June 30, 2006, an increase of $580,000. The majority of this increase, or $345,000, was related to our corporate migration to the United States and consists of non-recurring costs, including legal and accounting professional fees, printing charges and the costs related to our special shareholder meeting on June 20, 2007.  The increase includes $110,000 for headcount costs associated with the staffing or upgrading of key positions of which $29,000 are one-time charges. An increase in stock compensation of $108,000 also contributed to the overall increase.

For the three months ended June 30, 2007 and 2006, the fair value of employee stock-based compensation expense was $255,000 and $68,000, respectively. This expense was recorded in the employee related functional classification. The increase in expense was primarily attributable to an option grant to all of our employees in August 2006.

Depreciation and amortization expenses for the three months ended June 30, 2007 and 2006 were $149,000 and $113,000, respectively. This increase was related to depreciation of the WC3 tooling which began in September 2006.

Interest Expense.   Interest expense for the three months ended June 30, 2007 was $15,000 compared to $1,341,000 for the three months ended June 30, 2006. The decrease was primarily made up of non-cash interest expense of $979,000, included in interest expense, associated with the amortization of deferred financing costs and debenture discounts for the three months ended June 30, 2006.  In connection with our recapitalization on May 30, 2006, all of our outstanding debentures, other than one in the principal amount of $250,000, were exchanged for Series A Preferred Stock and accordingly there was no further recognition of the amortization of the related deferred financing costs and debenture discounts. There was no non-cash interest expense for the three months ended June 30, 2007.

Loss on Extinguishment of Debt.   In connection with our recapitalization on May 30, 2006, all of outstanding debentures, other than one in the principal amount of $250,000, were exchanged for Series A Preferred Stock and accordingly the remaining unamortized values assigned to the related warrants and beneficial conversion feature of $832,000 were recorded as a loss on extinguishment of debt during the three months ended June 30, 2006.

Other Income (Expense).   Other income (expense) for the three months ended June 30, 2007 was $10,000 compared to ($2,000) for the three months ended June 30, 2006.

Net Loss.   The net loss for the three months ended June 30, 2007 was $1,107,000 ($0.02 per share) compared to a net loss of $2,641,000 ($0.04 per share) for the three months ended June 30, 2006. The decline in the net loss and loss per share from the prior period was principally due to $1,811,000 of non-recurring, non-cash charges in the three months ended June 30, 2006, consisting of the amortization of deferred financing costs and values assigned to warrants and the beneficial conversion feature and the loss on extinguishment of debt.

Net Loss Attributable to Common Shareholders.   In fiscal 2007, we issued Series A and B Preferred Stock that earn a cumulative 5% dividend. The dividends attributable to the shares of Series A and Series B Preferred Stock for the three months ended June 30, 2007 and 2006 were $314,000 and $80,000, respectively. The current year amount is higher since it represents a full quarter of dividends on both the Series A and Series B Preferred Stock as compared to the prior year amount which represents approximately one month of dividends on the Series A Preferred Stock issued in connection with our recapitalization on May 30, 2006. Additionally, our convertible Series A and Series B Preferred Stock have beneficial conversion features as a result of an in-the-money conversion option at the respective dates of commitment. For each issuance of the Series A and Series B Preferred Stock, the value of the beneficial conversion feature was determined as the difference between the effective conversion price and the closing market price of our common stock as reported on the Toronto Stock Exchange as of the related financing’s commitment date multiplied by the number of shares into which the Preferred Stock are convertible. The value of the beneficial conversion features are presented as deemed dividends to the preferred stockholders with an offsetting amount to additional paid-in capital. Since the Preferred Stock was immediately convertible into common stock by the holders at any time, we recorded non-cash charges (deemed dividends) in connection with the Preferred Stock financings aggregating approximately $501,000 during the three months ended June 30, 2006.

Fiscal Year Ended March 31, 2007 vs. Fiscal Year Ended March 31, 2006

Revenue.   Total revenues for the fiscal year ended March 31, 2007 were $34,534,000 compared to $27,480,000 for the fiscal year ended March 31, 2006, an increase of $7,054,000. Revenue for fiscal year 2007 increased over the prior year revenue by approximately 26%. For the year ended March 31, 2007, approximately 89%, of the revenue growth was due to unit sales growth attributable to an increase in the size of our sales force by approximately 10% in fiscal 2007 combined with the momentum from an increased focus on the Fortune 500/Global 2000 markets, which provide for larger unit orders. For year ended March 31, 2007, the remaining 11%, of revenue growth was due to the favorable impact of pricing. Our average selling price improved by approximately 11% for the year ended March 31, 2007, primarily due to a change in our product mix. In fiscal year 2007, we did not experience significant changes in prices charged for our products. Approximately 20% of the prior year product mix, as compared to less than 1% of the current year product mix, consisted of the discontinued Renegade product lines that were heavily discounted.

We operate in one segment, the sale of rugged mobile wireless Tablet PC computing systems. The majority of our revenue was derived from sales in the United States. Canada was the only country outside of the United States that accounted for more than 10% of our revenue during the year ended March 31, 2007, with 10.7% of the total revenue. The Netherlands was the only country outside of the United States that accounted for more than 10% of our revenue during the year ended March 31, 2006 with 12.6% of the total revenue. At March 31, 2007, there were two customers with a receivable balances that were greater than 10% of the outstanding receivables, Hewlett Packard Company accounted for 23% and Simcoe Muskoka District Health Unit accounted for 18%. Both receivables were collected subsequent to our fiscal year end.

We have a number of customers, however, in a given year a single customer can account for a significant portion of our sales. For the  fiscal year ended March 31, 2007, there were no customers that accounted for more than 10% of our total revenue. For the fiscal year ended March 31, 2006, we had one customer that represented more than 10% of our total revenue and that customer was located in the Netherlands.

Cost of Revenue.   Total cost of revenue for the year ended March 31, 2007 was $24,723,000 compared to $20,671,000 for the year ended March 31, 2006, an increase of $4,052,000. Cost of revenue increased by approximately 20% from fiscal year 2006 to fiscal year 2007, and most of this was attributable to an approximately 26% increase in revenue related respective increases in product sales from fiscal year 2006 to fiscal year 2007. We rely on a single supplier for the majority of our finished goods. At March 31, 2007 and 2006, we owed $2,095,000 and $3,497,000, respectively, recorded in accounts payable and accrued liabilities. The year to date inventory purchases and engineering services from this supplier at March 31, 2007 and 2006 were $16,275,000 and $17,255,000, respectively.

Gross Profit.   Total gross profit increased by $3,002,000 to $9,811,000 (28.4% of revenue) for the year ended March 31, 2007 from $6,809,000 (24.8% of revenue) for the year ended March 31, 2006. The improvement in gross profit as a percentage of revenue for the year ended March 31, 2007 as compared to the prior year was due to the more favorable Centrino-based product mix. The prior year product mix included sales of the older generation Renegade product lines that had been discontinued and as such discounted significantly below the Centrino-based product lines. The Renegade unit sales for the year ended March 31, 2006 were 19.8% of total units sold as compared to less than one percent of total units sold in the year ended March 31, 2007. The favorable impact of the product mix shift was slightly offset by an increase in tooling amortization associated with the new C3 product lines which became available in the second quarter of fiscal 2007. The increase in tooling charges reduced the gross margin percentages by 0.6% for the year ended March 31, 2007.

Sales, Marketing and Support Expenses.   Sales, marketing and support expenses for the year ended March 31, 2007 were $6,094,000 compared to $5,284,000 for the year ended March 31, 2006. This $810,000 increase was largely due to additional marketing activities consisting of increases in marketing co-operative development charges of $190,000, and promotional costs and tradeshow activities related to the new C3 product line of $216,000. Additionally, the overall increase included $314,000 of additional commissions commensurate with the increase in revenue. There was also a shift in personnel expenses with headcount reductions in marketing and increased headcount in sales. The larger sales force accounted for increases in travel, phone and administrative costs aggregating $186,000.

Product Research, Development and Engineering Expenses.   Product research, development and engineering expenses for the year ended March 31, 2007 increased by $533,000 to $2,935,000 when compared to $2,402,000 for the year ended March 31, 2006. For the year ended March 31, 2007, additional engineers required for new development projects increased related headcount costs over the prior year by $296,000 and certification costs increased by $321,000. These increases were offset by a larger net reduction of $884,000 in non-recurring engineering costs. This decline resulted from the timing of development projects. The 2007 fiscal year projects principally included initial development activities related to a rugged notebook and renewal of existing product offerings as compared to the prior year period. This included the completion of the Dual Mode AllVue™ tablet functionality released in early 2006, completion of a low-cost docking solution and initial development activity for the C3 tablet (which is RoHs compliant) that was released in the second quarter of fiscal 2007. We expect our research and development costs to increase during the next year as we develop a new family of rugged products.

General Administration Expenses.   General administration expenses for the year ended March 31, 2007 were $5,058,000 compared to $4,143,000 for the year ended March 31, 2006. A significant portion of the $915,000 increase was related to our corporate migration to the United States and are non-recurring. These include legal costs of approximately $501,000, principally related to our corporate migration. Fiscal 2007 also included approximately $568,000 for consulting services related to our migration and funding strategies, of which $236,000 is a non-cash charge for the value of warrants issued for such services. The increase includes $184,000 for headcount costs associated with the staffing or upgrading of key positions that were vacant in the prior year, including that of our President and Chief Operating Officer. The headcount increase included $26,000 of one-time charges. Also, $50,000 of the general administrative increase is part of a non-cash charge for the value assigned to stock options. These increases were offset by a one-time charge in the prior year of $175,000 for payments made in 2006 to our former Chief Executive Officer. In addition to the factors noted above, general administration costs for the year ended March 31, 2007 includes non-recurring relocation costs of $60,000 for our new President and Chief Operating Officer.

For fiscal years 2007 and 2006, the fair value of employee stock-based compensation expense was $819,000 and $522,000, respectively. This expense was recorded in the employee related functional classification. The increase in expense was primarily attributable to an option grant to all of our employees in August 2006.

Depreciation and amortization expenses for fiscal years 2007 and 2006 were $579 000 and $464,000, respectively. This increase is related to depreciation of the WC3 tooling which began in September 2006.

Interest Expense.   Interest expense for the year ended March 31, 2007 was $1,467,000 compared to $4,867,000 for the year ended March 31, 2006. Included in interest expense was non-cash interest expense associated with the amortization of deferred financing costs and debenture discounts. Non-cash interest expense for the year ended March 31, 2007 and 2006 was $979,000 and $3,048,000, respectively. This decrease was principally due to the timing of the December 17, 2004 debenture financing and the discounts related to warrants issued and beneficial conversion feature. In addition, the charge for the year ended March 31, 2007 was related to a portion of the value assigned to warrants issued to short-term debenture holders for the extension of the maturity date of the debentures to June 30, 2006. The remaining unamortized value assigned to warrants of $424,000 was recorded as a loss on extinguishment of debt when the related short-term debentures and accrued interest were exchanged for Series A Preferred Shares on May 30, 2006. Also, in connection with December 17, 2004 financing, we issued convertible debentures that have a beneficial conversion feature as a result of an in-the-money conversion at the commitment date. The value of the beneficial conversion feature of $2,766,000 was determined as the difference between the effective conversion price and the Toronto Stock Exchange closing market price of our common shares as of the financing’s commitment date multiplied by the number of shares into which the December 17, 2004 debentures are convertible. The value of the beneficial conversion feature is presented as an unamortized discount to the December 17, 2004 debentures with an offsetting amount to additional paid-in capital. The discount amount was recorded as additional non-cash interest expense during the term of the debentures. The charge for the year ended March 31, 2006 was related to these debenture discounts associated with the December 17, 2004 financing. The December 17, 2004 debentures and accrued interest were exchanged for Series A Preferred Shares on May 30, 2006, and the remaining unamortized value assigned to the warrants and beneficial conversion feature of $408,000 was recorded as a loss on extinguishment of debt during the year ended  March 31, 2007. The decrease in interest paid in cash was attributable to our recapitalization completed in May 2006 and the reduction in working capital borrowings since we raised capital through private placements in our second quarter of fiscal 2007.

Other Income (Expense).   Other income (expense) for the year ended March 31, 2007 was ($40,000) compared to $901,000 for the year ended March 31, 2006, an absolute difference of  $941,000. The period ended March 31, 2006 included $877,000 of other income resulting primarily for the sale of previously developed rugged handheld technology to a foreign value added reseller.

Net Loss.   The net loss for the year ended March 31, 2007 was $6,615,000 ($0.11 per share) compared to a net loss of $8,986,000 ($0.16 per share) for the year ended March 31, 2006.

Net Loss Attributable to Common Shareholders.   In fiscal 2007, we issued Series A and B Preferred Shares that earn a cumulative 5% dividend. For the year ended March 31, 2007, there were accrued dividends of $798,000. Additionally, our convertible Series A and Series B Preferred Shares have beneficial conversion features as a result of an in-the-money conversion option at the respective dates of commitment. For each issuance of these Preferred Shares, the value of the beneficial conversion feature was determined as the difference between the effective conversion price and the closing market price of our common shares as reported on the Toronto Stock Exchange as of the related financing’s commitment date multiplied by the number of shares into which the Preferred Shares are convertible. The value of the beneficial conversion features are presented as deemed dividends to the preferred shareholders with an offsetting amount to additional paid-in capital. Since the Preferred Shares are immediately convertible into common stock by the holders at any time, we recorded non-cash charges (deemed dividends) in connection with the Preferred Share financings aggregating approximately $3,381,000 during the year ended March 31, 2007. These non-cash charges increased the net loss attributable to common shareholders and increased the loss per share attributable to the common shareholders by $0.07 for the year ended March 31, 2007.

Fiscal Year Ended March 31, 2006 vs. Fiscal Year Ended March 31, 2005

Revenue.   Total revenue for the year ended March 31, 2006 was $27,480,000 compared to $17,530,000 for the year ended March 31, 2005, an increase of $9,950,000. An increase in unit sales growth accounted for approximately 95% of the revenue increase. The unit growth was attributable to a full year of sales of our Centrino-based tablet, our second generation of the iX104 tablet, that was available for approximately one quarter in the prior year. Centrino-based unit sales increased approximately 300% and accounted for approximately 80% of the fiscal 2006 product mix as compared to approximately 30% of the fiscal 2005 product mix. The increase in Centrino units was offset by an approximate 57% decline in the first generation iX104 unit sales. The first generation iX104 accounted for approximately 20% of the fiscal 2006 product mix as compared to approximately 70% of the fiscal 2005 product mix. We believe the processing power of the Centrino-based tablet and, most notably, our AllVue™ outdoor readable display technology contributed to the increase in Centrino unit sales. Additionally, fiscal year 2006 had a full year’s benefit of approximately half of our new sales team established in the first half of fiscal year 2005. The new team was part of our strategy to expand our market focus from primarily small public safety organizations to markets including Fortune 500/Global 2000 companies. Improvements in average unit sales price accounted for approximately 5% of the revenue increase. This was most notably attributable to the improved functionality and premium associated with the Dual Mode AllVue™ screens introduced in late fiscal 2006.

We operate in one segment, the sale of rugged mobile wireless Tablet PC computing systems. European sales, as well as sales from other parts of the world outside of North America, have been growing due to strong demand for our Tablet PC. From fiscal year 2005 to fiscal year 2006, our sales outside of North America grew from 22% to 37% of total sales, with Europe contributing most of this growth. In fact, revenue from Europe in fiscal year 2006 was $8,629,000, over three times the prior year’s amount of $2,752,000.

The majority of our revenue is derived from sales in the U.S. Other than the Netherlands, with 12.5% of the total revenue, no other country besides the U.S. accounted for more than 10% of our total revenue in fiscal year 2006. In fiscal year 2005, there was no one country, other than the U.S., that accounted for more than 10% of our total revenue. In fiscal years ended March 31, 2006 and 2005, revenues from customers within the U.S. totaled approximately $14.8 million and $13.1 million, respectively, and revenues from customers outside the U.S. totaled approximately $12.7 million and $4.4 million, respectively.

We have a number of customers, however, in a given year a single customer can account for a significant portion of our sales. For the fiscal year ended March 31, 2006, we had one customer that represented more than 10% of our total revenue and that customer was located in the Netherlands. In fiscal year 2005, there were no customers that accounted for more than 10% of our total revenue.

Cost of Revenue.   Total cost of revenue for the year ended March 31, 2006 was $20,671,000 compared to $13,860,000 for the year ended March 31, 2005, an increase of $6,811,000. Cost of revenue increased by approximately 49% from fiscal year 2005 to fiscal year 2006, and most of this was attributable to the approximately 57% increase in revenue from fiscal year 2005 to fiscal year 2006. The cost of revenue did not grow at the same rate as revenue in fiscal year 2006. This was in part because the tooling depreciation expense for fiscal year 2006 was less than fiscal year 2005 by approximately $450,000 as the majority of the tooling assets became fully depreciated during fiscal year 2005.

Gross Profit.   Total gross profit increased by $3,139,000 to $6,809,000 (24.8% of revenue) for the year ended March 31, 2006 from $3,670,000 (20.9% of revenue) for the year ended March 31, 2005. This increase was due to increased revenues driven by a 54% increase in unit sales as well as a reduction in tooling depreciation as noted above.

Sales, Marketing and Support.   Sales, marketing and support expenses for the year ended March 31, 2006 were $5,284,000 compared to $4,839,000 for the year ended March 31, 2005, an increase of $445,000. This increase was primarily commission costs of $380,000 commensurate with the increase in revenue, as well as $124,000 of travel related expense and advertising costs of $66,000, offset by ($204,000) of head count related costs. We plan to continue investing in sales generation activities as we grow our revenues.

Product Research, Development and Engineering.   Product research, development and engineering expenses for the year ended March 31, 2006 were $2,402,000 compared to $2,327,000 for the year ended March 31, 2005, an increase of $75,000. Both fiscal years had comparable levels of headcount and development activities. Fiscal year 2005 included costs related to our Centrino® based product that was completed in the third quarter of fiscal 2005, as well as some of the development costs for a rugged handheld product completed in the second quarter of fiscal 2005. We sold the handheld technology during the second quarter of fiscal year 2006. The fiscal year 2006 development costs related principally to enhancement initiatives for our Centrino® based tablet, including the new Dual Mode AllVue™ functionality.

General Administration.   General administration expenses for the year ended March 31, 2006 were $4,143,000 compared to $4,179,000 for the year ended March 31, 2005, a decrease of $36,000. Included in fiscal year 2006 was a charge of approximately $1,025,000 for estimated costs to address and resolve the matters identified in a notification received from the Ontario Securities Commission (“the OSC”) in June 2005. Without giving effect to the OSC charge, general administration expenses declined by $1,061,000. This reduction was partially due to efficiencies gained from cost maintenance programs implemented in the middle of fiscal year 2005 and maintained during fiscal year 2006, including reductions of $344,000 in headcount related costs. In addition, fiscal year 2005 included non-recurring legal costs of approximately $717,000 related to our successful defense of certain litigation, various non-recurring expenses associated with our physical migration to the U.S. that was completed during the second quarter of fiscal year 2005, and increased administrative costs related to regulatory compliance requirements. All of the defense litigation matters were settled and the suits against us were dismissed in October 2004. The benefit of these expense reductions were partially offset in fiscal year 2006 by a charge of $175,000 representing future cash payments for separation pay to our former Chief Executive Officer who resigned in September 2005.

For fiscal years 2006 and 2005, the fair value of employee stock-based compensation expense was $522,000 and $305,000, respectively. This expense was recorded in the employee related functional classification. The increase in expense was primarily attributable to an option grant to all of our employees in January 2006. Fiscal year 2006 has a full year of expense for this grant as compared to only one quarter of expense in fiscal year 2005.

Depreciation and amortization expenses for fiscal years 2006 and 2005 were $464,000 and $645,000, respectively. The majority of the fiscal year 2005 expense related to the amortization of tooling costs of approximately $450,000, which were expensed over a two year period and recorded in cost of revenue. The majority of the tooling assets were fully depreciated at March 31, 2005, which accounted for the decline from fiscal year 2005 to 2006. This decline was partially offset by an increase in the amount of depreciation of approximately $204,000 related to our Centrino-based demonstration units in fiscal year 2006. The cost of demonstration units was depreciated on a straight-line basis over six months. The remaining depreciation expense was recorded in general administration and increased by $65,000 related to the new fixed assets associated with the relocation to Austin, Texas.

Interest.   Interest expense for the year ended March 31, 2006 was $4,867,000 compared to $2,818,000 for the year ended March 31, 2005, an increase of $2,049,000. Non-cash interest expense associated with the amortization of debenture discounts was $3,048,000 for fiscal year 2006 and $1,920,000 for fiscal year 2005. The fluctuation was principally attributable to the timing of the debenture financing as well as that the December 17, 2004 debentures had a beneficial conversion feature with a value of $2,766,000. Fiscal year 2006 included $150,000 of deferred financing costs as compared to $21,000 in fiscal year 2005. The increase was attributable to an increase in the number of financing transactions. Interest on debenture and short-term borrowings was $1,548,000 for fiscal year 2006 and $877,000 for fiscal year 2005. The increase in outstanding borrowings accounted for the increase in interest expense. Interest on our bank revolving credit facility was $121,000 in fiscal year 2006 and nil in fiscal year 2005, as the facility was established in fiscal year 2006.

Other Income and Expenses.   Other income for the year ended March 31, 2006 was $901,000 compared to other expenses of $8,000 for the year ended March 31, 2005, a net increase of $909,000. In August 2005, we sold a previously developed rugged handheld technology to a foreign value added reseller. The sale agreement provided for an initial payment of approximately $900,000, which we received on August 5, 2005, and a future payment of approximately $700,000, net of our share of future development costs, upon the completion of certain agreed upon production activities by a third party manufacturer. As of March 31, 2006, the agreed upon production activities was not completed and it is uncertain as to whether the purchaser would complete its obligations under the sale agreement. The proceeds received in August 2005, net of related selling expenses, in the amount of $877,000 have been reflected in other income for fiscal year 2006. Our investment in the rugged handheld technology was previously expensed when incurred since the expenditures were research and development related. The technology was in a development stage and did not account for any of our revenue.

Net Loss.   The net loss for the year ended March 31, 2006 was $8,986,000 ($0.16 per share) compared to a net loss of $10,501,000 ($0.21 per share) for the year ended March 31, 2005. The decrease in the amount of net loss was primarily due to the year-over-year increases in revenue and gross margin and relatively smaller increases in operating expenses compared to the prior period, offset by the increase in non-cash interest expense.

Liquidity and Capital Resources

The rate of growth in the tablet market for our products and our success in gaining market share has been less than we anticipated. We have incurred net losses in each fiscal year since our inception and we expect to report operating losses through the end of our fiscal year ending March 31, 2008. As at June 30, 2007, our working capital was $4,373,000 and our cash and cash equivalents were $2,486,000. From inception, we have financed our operations and met our capital expenditure requirements primarily from the gross proceeds of private and public sales of debt and equity securities totaling approximately $87.6 million.

Sources of capital that are immediately available to us are an asset-backed loan and security agreement with a commercial bank with a net borrowing capacity of up to $8 million depending upon eligible assets and in June 2007, our principal shareholder, Phoenix Venture Fund LLC, agreed to provide or arrange to provide us with additional financing, to the extent necessary, to fund our planned operations through March 31, 2008.

In April 2005, we entered into a loan and security agreement with a commercial bank that enabled us to finance certain eligible accounts receivable up to a maximum of $2,625,000. In September 2005, we replaced that credit facility with a new two-year $5 million credit facility with the same commercial bank. In February 2007, we amended the terms of this credit facility. Under the amended terms, we may finance up to the lesser of $8 million or 80% of our U.S. and Canadian accounts receivable outstanding for 90 days or less, plus 80% of our foreign accounts receivable (up to $2.5 million) plus 25% of eligible inventory (up to $1,750,000). Borrowings under the amended credit facility bear interest at prime rate plus 2.25% (or prime plus 2.5% in the case of borrowings related to our inventory). Under the amended credit facility, the maturity date for borrowings was extended to March 31, 2008. Borrowings are secured by all our assets and intellectual property. Pursuant to the terms of various subordination agreements between us and the commercial bank, and a supplier, the commercial bank has a first priority security interest in all of our assets, and the supplier has a priority security interest in certain of our trade debts. The loan agreement contains a number of financial and operational covenants, including that we have a minimum tangible net worth of at least $3,750,000 at all times and a minimum excess availability of $750,000. As of August 8, 2007, we were in compliance with such covenants. As of August 8, 2007, there were no borrowings outstanding under this amended credit facility.

We believe that cash flow from operations, together with borrowings from our credit facility and, if necessary, financial support from Phoenix will be sufficient to fund our anticipated operations, working capital, capital spending and debt service for the next 12 months. However, we may seek to access the public or private markets whenever conditions are favorable even if we do not have an immediate need for additional capital at that time.

Cash Flow Results

The table set forth below provides a summary statement of cash flows for the periods indicated:

	Three Months Ended June 30,
	2007	2006
	(in thousands of dollars)
Cash provided by (used in) operating activities	$869	$(1,073)
Cash used in investing activities	(94)	(97)
Cash provided by financing activities	—	1,805
Cash and cash equivalents	2,486	691

Our operating activities provided $869,000 of cash for the three months ended June 30, 2007 as compared to using ($1,073,000) of cash in operating activities for the three months ended June 30, 2006. The net loss net of items not affecting cash are comparable for both periods. However, the improvement in the three months ended June 30, 2007 as compared to the three months ended June 30, 2006, was principally attributable to the timing of our operations and benefits of asset management. This is reflected by the net cash benefit derived from a $588,000 reduction in accounts receivables, an $890,000 increase in inventory and a $1,598,000 increase in accounts payable and accrued liabilities in the three months ended June 30, 2006 and a ($1,089,000) increase in accounts receivable in the three months ended June 30, 2007.

Cash used in investment activities consists of additions to fixed assets, principally tooling equipment, for our new products, and demonstration units.

There were no financing activities for the three months ended June 30, 2007 since cash was provided by operations. Cash provided by financing activities for the three months ended June 30, 2006 was $1,805,000 primarily consisting of proceeds from the issuance of a debenture that was converted into Series A Preferred Stock and net proceeds from the issuance of Series A Preferred Stock.

The table set forth below provides a summary statement of cash flows for the periods indicated:

	Year Ended March 31,
	2007	2006	2005
		(Restated)	(Restated)
	(in thousands of US dollars)
Cash used in operating activities	$(3,339)	$(8,668)	$(6,317)
Cash provided by (used in) investing activities	(567)	288	(332)
Cash provided by financing activities	5,561	7,194	7,177
Cash and cash equivalents	1,711	56	1,242

Fiscal 2007.   Cash used in operating activities in fiscal year 2007 was $3,339,000. While our net loss was $6,615,000, our net cash used was lower in fiscal year 2007 as compared to fiscal year 2006 primarily due to increased revenues, a prior year non-recurring, non-operating $877,000 gain on the sale of technology, a $74,000 decrease in inventory, a $205,000 decrease in accounts receivable that are offset by a $599,000 increase in cash applied to accounts payable.

Cash used in investment activities consists of additions to fixed assets, principally tooling equipment, for our new products, and demonstration units. Net cash provided by investing activities was due to the $877,000 of net proceeds from the sale of technology.

Cash provided by financing activities for the years ended March 31, 2007 and 2006 was $5,561,000 and $7,194,000, respectively. In fiscal year 2007, as a result of the facility being paid down, net borrowings from the working capital facility were ($1,672,000), while in the prior year the net borrowings from the working capital facility were $1,582,000. The 2007 financing activities reflect $7,233,333 raised through the July 2006 Series A Preferred Shares, the August 2006 Series B Preferred Shares and the September 2006 common shares private placements. In fiscal 2006 we raised $5,612,000 through the issuance of debentures and common shares.

Fiscal 2006.   Cash used in operating activities in fiscal year 2006 was $8,668,000. While our net loss was $8,986,000, our net cash used was higher in fiscal year 2006 as compared to fiscal year 2005 primarily due to increases in accounts receivable of $2,750,000, inventory of $759,000 offset by an increase in accounts payable of $897,000 commensurate with the increases in revenue and related activities in our business.

Cash provided by investing activities in fiscal year 2006 represented the net proceeds from the sale of technology of $877,000 less additions to capital assets of $589,000. Additions in the 2006 fiscal year were principally comprised of the use of our Centrino® based tablets for sales and marketing demonstrations and internal use.

The cash provided by financing activities of $7,194,000 is comprised of $1,582,000 of net borrowings from the bank indebtedness, $5 million of proceeds from the issuance of short-term debentures and $612,000 of proceeds from the issuance of shares in connection with warrants and options that were exercised in fiscal year 2006.

Fiscal 2005.   Cash used in operating activities in fiscal year 2005 was $6,317,000. While our net loss was $8,891,000, our net cash used was lower due to significant improvements in our collections processes and business practices that resulted in a $3,452,000 reduction in accounts receivable during fiscal year 2005. At March 31, 2005, accounts receivable were $1,863,000 as compared to $5,315,000 at March 31, 2004 even though approximately $5 million of sales product was shipped in the fourth quarter of each fiscal year. The benefit of the accounts receivable reduction was diminished by an $896,000 increase in inventory necessary to fulfill demand related to our Centrino® based tablets, which were new to the marketplace at the end of the 2005 fiscal year.

The additions to capital assets of $332,000 represent all of the cash used in investing activities. Additions in the 2005 fiscal year were principally comprised of the use of our new Centrino® based tablets for marketing demonstrations and internal use.

The cash provided by financing activities of $7,177,000 in fiscal year 2005 is due to the timing of related funding. In fiscal year 2005, we received approximately $800,000 in April 2004 in connection with the issuance of common shares, shortly after the end of the 2004 fiscal year and $5 million in the December 2004 private placement.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Tabular Disclosure of Contractual Obligations

At March 31, 2007, our contractual obligations consisted of the following:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Bank indebtedness	—	—	—	—	—
Debentures(1)	$250,000	—	$250,000	—	—
Operating leases	642,000	$261,000	381,000	—	—
Purchase obligations	2,402,000	2,402,000	—	—	—
Total	3,294,000	2,663,000	631,000	—	—

(1)          On May 30, 2006, we completed a recapitalization pursuant to which approximately $18,877,000 of indebtedness, represented by 10% secured debentures in the original principal amount of $17,755,000 and accrued interest of $1,122,000, was exchanged for 55,520,542 Series A Preferred Shares. As of  March 31, 2007, we had one secured debenture outstanding in an aggregate principal amount of $250,000 due on April 30, 2009.

Our future contractual obligations include future minimum lease payments under non-cancelable operating leases primarily related to our corporate headquarters in Austin, Texas. At March 31, 2007, we had purchase obligations to certain contract manufacturers and other inventory suppliers of approximately $2.4 million related to inventory and product development items extending into fiscal year 2008.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

Market risk sensitive instruments include all financial or commodity instruments and other financial instruments (such as investments and debt) that are sensitive to future changes in interest rates, current exchange rates, commodity prices or other market factors. We are exposed to market risk related to changes in interest and foreign currency exchange rates, each of which could adversely affect the value of our current assets and liabilities. At June 30, 2007, we had cash and cash equivalents consisting of cash on hand and highly liquid money market instruments with original terms to maturity of less than 90 days. We do not believe that our results of operations or cash flows would be affected to any significant degree by a sudden change in market interest rates relative to our cash and cash equivalents, given our current ability to hold our money market investments to maturity. We do not enter into foreign exchange contracts to manage exposure to currency rate fluctuations related to our United States dollar denominated cash and money market investments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficially ownership of our outstanding capital stock as of July 24, 2007 by (i) each person known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our executive officers and (iv) our directors and executive officers as a group.

	Common Stock Beneficially Owned			Series A Preferred Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of shares of Common Stock(2)		Percentage of Class(3)	Number of shares of Series A Preferred Stock		Percentage of Class(4)	Number of shares of Series B Preferred Stock	Percentage of Class(5)	Percentage of Combined Classes(6)
Philip S. Sassower	3,698,411	(7)	5.6%	13,676,370	(17)	21.5%	—	—	12.5%
Mark Holleran	1,288,891	(8)	1.9%	—		—	—	—	*
Michael J. Rapisand	936,917	(9)	1.4%	147,059		*	—	—	*
Gregory E. Arends	333,334	(10)	*	—		—	—	—	*
Brian E. Usher-Jones	513,750	(11)	*	—		—	—	—	*
Andrea Goren	210,000	(12)	*	—		—	—	—	*
Thomas F. Leonardis	200,000	(13)	*	—		—	—	—	*
Phoenix Venture Fund LLC	14,801,039	(14)	19.0%	31,032,014	(18)	48.9%	—	—	30.3%
110 East 59th Street
New York, NY 10022
Alex and James Goren	3,505,534	(15)	5.4%	3,595,961	(19)	5.7%	—	—	5.1%
150 East 52nd Street
New York, NY 10022
William Freas	124,233		*	—		—	2,941,177	29.4%	2.2%
c/o Joseph Gunnar & Co.
30 Broad Street
New York, NY 10004
Ross Irvine	39,864		*	—		—	1,000,000	10.0%	*
c/o Sky Capital LLC
110 Wall Street
New York, NY 10005
All directors and executive officers as a group (7 persons)	7,181,303	(16)	10.4%	13,823,429	(20)	21.8%	—	—	14.8%

                  * Represents less than 1% of class or combined classes.

          (1) Except as otherwise indicated above, the address of each stockholder identified is c/o Xplore Technologies Corp., 14000 Summit Drive, Suite 900, Austin, Texas 78728. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.

          (2) Options and warrants exercisable within 60 days of the record date are deemed outstanding for the purposes of computing the percentage of shares owned by that person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.

          (3) Based on 64,931,586 shares of common stock issued and outstanding as of July 24, 2007.

          (4) Based on 63,472,895 shares of Series A Preferred Stock issued and outstanding as of July 24, 2007.

          (5) Based 9,988,513 shares of Series B Preferred Stock issued and outstanding as of July 24, 2007.

          (6) Based on 64,931,586 shares of common stock, 63,472,895 shares of Series A Preferred Stock and 9,988,513 shares of Series B Preferred Stock issued and outstanding as of July 24, 2007.

          (7) Includes 2,280,589 shares of common stock owned of record by Phoenix Enterprises Family Fund, LLC, an entity controlled by Mr. Sassower, 200,000 shares of common stock that Mr. Sassower has the right to acquire under outstanding options exercisable within 60 days after July 24, 2007, 524,692 shares of common stock that Mr. Sassower has the right to acquire under outstanding warrants exercisable within 60 days after July 24, 2007, owned of record by The Philip S. Sassower 1996 Charitable Remainder Annuity Trust, an entity controlled by Mr. Sassower, and
403,658 shares of common stock owned of record by The Philip S. Sassower 1996 Charitable Remainder Annuity Trust. Does not include 14,801,039 shares of common stock beneficially owned by Phoenix Venture Fund LLC, of which Mr. Sassower is the co-manager of the managing member. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

          (8) Includes 1,288,891 shares of common stock that Mr. Holleran has the right to acquire under outstanding options exercisable within 60 days after July 24, 2007.

          (9) Includes 930,417 shares of common stock that Mr. Rapisand has the right to acquire under outstanding options exercisable within 60 days after July 24, 2007.

    (10) Includes 333,334 shares of common stock that Mr. Arends has the right to acquire under outstanding options exercisable within 60 days after July 24, 2007.

    (11) Includes 45,625 shares of common stock owned of record by Tim Usher-Jones, the son of Mr. Usher-Jones,
45,625 shares of common stock owned of record by Michael Usher-Jones, the son of Mr. Usher-Jones, and 250,000 shares of common stock that Mr. Usher-Jones has the right to acquire under outstanding options exercisable within 60 days after July 24, 2007.

    (12) Includes 200,000 shares of common stock that Mr. Goren has the right to acquire under outstanding options exercisable within 60 days after July 24, 2007. Does not include 14,801,039 shares of common stock beneficially owned by Phoenix Venture Fund LLC, of which Mr. Goren is the co-manager of the managing member. Mr. Goren disclaims any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

    (13) Includes 200,000 shares of common stock that Mr. Leonardis has the right to acquire under outstanding options exercisable within 60 days after July 24, 2007.

    (14) Includes 13,117,453 shares of common stock that Phoenix Venture Fund LLC has the right to acquire under outstanding warrants exercisable within 60 days after July 24, 2007. Voting and investment power over the shares of common stock owned by Phoenix Venture Fund LLC is held equally by Philip Sassower and Andrea Goren. Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

    (15) Consists of 1,818,857 shares of common stock owned of record by and 511,198 shares of common stock subject to warrants exercisable within 60 days after July 24, 2007 owned by JAG Multi Investment LLC and 1,175,479 shares of common stock owned of record by Goren Brothers LP. Voting and investment power over the shares of common stock is held equally by Alex Goren and James Goren.

    (16) Includes 3,402,642 shares of common stock our directors and executive officers have the right to acquire under outstanding options exercisable within 60 days after July 24, 2007 and 524,692 shares of common stock our directors and executive officers have the right to acquire under outstanding warrants exercisable within 60 days after July 24, 2007. Does not include 14,801,039 shares of common stock beneficially owned by Phoenix Venture Fund LLC. Philip S. Sassower and Andrea Goren are co-managers of the managing member of Phoenix Venture Fund LLC. Mr. Sassower and Mr. Goren each disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

    (17) Includes 5,171,847 shares of Series A Preferred Stock owned of record by Phoenix Enterprises Family Fund, LLC and 7,135,973 shares of Series A Preferred Stock owned of record by The Philip S. Sassower 1996 Charitable Remainder Annuity Trust, entities controlled by Mr. Sassower. Does not include 31,032,014 shares of Series A Preferred Stock beneficially owned by Phoenix Venture Fund LLC. Mr. Sassower is the co-manager of the managing member of Phoenix Venture Fund LLC. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

    (18) Voting and investment power over these shares is held equally by Philip Sassower and Andrea Goren.  Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

    (19) Consists of 2,497,976 shares of Series A Preferred Stock owned of record by JAG Multi Investment LLC and
1,097,985 shares of Series A Preferred Stock owned of record by Goren Brothers LP. Voting and investment power over these shares is held equally by Alex Goren and James Goren.

    (20) Does not include 31,032,014 shares of Series A Preferred Stock beneficially owned by Phoenix Venture Fund LLC. Philip S. Sassower and Andrea Goren are co-managers of the managing member of Phoenix Venture Fund LLC. Mr. Sassower and Mr. Goren each disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, wish to present proposals for inclusion in the proxy materials to be distributed by the Company in connection with the Company’s 2007 annual meeting must have submitted their proposals to the Company’s Secretary at the principal executive offices of the Company no later than July 16, 2007. However, if the date of the 2007 annual meeting of stockholders is changed by more than 30 days from the date of last year’s annual meeting (December 6th) then the deadline for submission of stockholder proposals would be a reasonable time before the Company begins to print and mail its proxy materials for the 2007 annual meeting of stockholders.

Stockholder proposals that are not made under Rule 14a-8, including director nominations, must comply with the Company’s By-laws, under which such proposals must be delivered to the Company’s Secretary at the principal executive offices of the Company no earlier than the close of business on August 31, 2007 and no later than the close of business on September 30, 2007 to be considered timely, provided, however, in the event that the date of the 2007 annual meeting is more than thirty (30) days before or more than thirty (30) days after November 14, 2007, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to the 2007 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

FORWARD-LOOKING STATEMENTS

From time to time, we may provide information, whether orally or in writing, including certain statements in this Consent Statement, which are deemed to be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Litigation Reform Act”). These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words “believe,” “plan,” “expect,” “intend,”  “anticipate,” “estimate,” “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended or using other similar expressions. We do not intend to update these forward-looking statements, except as required by law.

In accordance with the provisions of the Litigation Reform Act, we are making you aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Consent Statement and other public statements we make. Such factors are discussed in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the U.S. Securities and Exchange Commission, which we refer to as the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where our reports, proxy and information statements and other information regarding our Company may be obtained free of charge.

In the event that there are any questions about the giving of written consent with respect to the corporate action proposed herein, or further assistance or information is required, please contact us by telephone, facsimile or mail at the telephone number, facsimile number or address listed above

By Order of the Board of Directors,

Michael J. Rapisand
Corporate Secretary and Chief Financial Officer
August 16, 2007

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
OF XPLORE TECHNOLOGIES CORP.

XPLORE TECHNOLOGIES CORP.
Consolidated Balance Sheets
(in thousands of dollars)

	June 30,	March 31,
	2007	2007
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,486	$1,711
Accounts receivable	3,820	4,408
Inventory	4,529	3,639
Prepaid expenses and other current assets	500	771
	11,335	10,529
Fixed assets, net	530	585
	$11,865	$11,114
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$6,962	$5,319
Bank indebtedness	—	—
Total current liabilities	6,962	5,319
Debenture	250	250
	7,212	5,569
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Series APreferred Stock, par value $0.001 per share; authorized 64,000; shares issued 63,473	63	63
Series B Preferred Stock, par value $0.001 per share; authorized 10,000; shares issued 9,989	10	10
Common Stock, par value $0.001 per share; authorized 300,000; shares issued 64,905 and 64,099, respectively	65	64
Additional paid-in capital	99,012	98,469
Accumulated other comprehensive loss	(1,119)	(1,104)
Accumulated deficit	(93,378)	(91,957)
	4,653	5,545
	$11,865	$11,114

See accompanying notes to unaudited consolidated financial statements.

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Loss—Unaudited
(in thousands of dollars, except loss per common share)

	Three Months Ended
	June 30, 2007	June 30, 2006
		(Restated)
REVENUE	$7,722	$9,179
COST OF REVENUE	5,417	6,671
GROSS PROFIT	2,305	2,508
EXPENSES:
Sales, marketing and support	1,229	1,574
Product research, development and engineering	798	600
General administration	1,380	800
	3,407	2,974
LOSS FROM OPERATIONS	(1,102)	(466)
OTHER INCOME (EXPENSE)
Interest expense	(15)	(1,341)
Loss on extinguishment of debt	—	(832)
Other	10	(2)
	(5)	(2,175)
NET LOSS	$(1,107)	$(2,641)
Deemed dividends related to beneficial conversion feature of convertible Preferred Shares	—	(501)
Dividends attributable to Preferred Shares	(314)	(80)
Net loss attributable to common shareholders	(1,421)	(3,222)
LOSS PER SHARE	(0.02)	(0.04)
Deemed dividends related to beneficial conversion feature of convertible Preferred Shares	—	(0.01)
Dividends attributable to Preferred Shares	—	—
Loss per share attributable to common shareholders	$(0.02)	$(0.05)
Weighted average number of common shares outstanding	64,219	57,855

See accompanying notes to unaudited consolidated financial statements.

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Cash Flows—Unaudited
(in thousands of dollars)

	Three Months Ended June 30,
	2007	2006
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITES:
Cash provided by (used in) operations:
Net loss	$(1,107)	$(2,641)
Items not affecting cash:
Depreciation and amortization	149	113
Amortization of deferred financing costs	—	979
Loss on extinguishment of debt	—	832
Stock-based compensation expense	228	60
Equity instruments issued in exchange for services	32	17
Changes in operating assets and liabilities:
Accounts receivable	588	(1,089)
Inventory	(890)	(137)
Prepaid expenses and other current assets	271	426
Accounts payable and accrued liabilities	1,598	367
Net cash provided by (used in) operating activities	869	(1,073)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to fixed assets	(94)	(97)
Net cash used in investing activities	(94)	(97)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings	—	8,925
Repayment of bank indebtedness	—	(8,686)
Proceeds from issuance of debentures	—	1,000
Net proceeds from issuance of Series A Preferred Shares	—	436
Proceeds from exercise of warrants	—	130
Net cash provided by financing activities	—	1,805
CHANGE IN CASH AND CASH EQUIVALENTS	775	635
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,711	56
CASH AND CASH EQUIVALENTS, END OF YEAR	$2,486	$691
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS:
Payments for interest	$15	$217
Payments for income taxes	$—	$—

See accompanying notes to unaudited consolidated financial statements.

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements (Continued)
(in thousands of dollars, except share and per share amounts)

1.   DESCRIPTION OF BUSINESS

Xplore Technologies Corp. (the “Company”), incorporated under the laws of the state of Delaware, is engaged in the business of the development, integration and marketing of rugged mobile wireless PC computing systems. The Company’s products enable the extension of traditional computing systems to a range of field and on-site personnel, regardless of location or environment. Using a range of wireless communication mediums together with the Company’s rugged computing products, the Company’s end-users are able to receive, collect, analyze, manipulate and transmit information in a variety of environments not suited to traditional non-rugged computing devices. The Company’s end-users are in the following markets: utility, warehousing/logistics, public safety, field service, transportation, manufacturing, route delivery, military and homeland security.

On June 20, 2007, the Company effected a domestication under Section 388 of the Delaware General Corporation Law pursuant to which the Company’s jurisdiction of incorporation became the State of Delaware. Prior to that, the Company was incorporated under the federal laws of Canada.

2.   SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited interim consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States and in accordance with the instructions for Form 10-Q. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, these financial statements contain all normal and recurring adjustments considered necessary to present fairly the financial position, results of operations, cash flows and statement of stockholders’ equity for the periods presented. The results for the three month period ended June 30, 2007 are not necessarily indicative of the results to be expected for the full year.

These unaudited interim consolidated financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the audited consolidated financial statements and related notes included in the Company’s fiscal 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 27, 2007.

a)   Basis of consolidation and presentation

The unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Xplore Technologies Corporation of America.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has accumulated significant losses as it has been developing its current and next generation rugged computer products. The Company has had recurring losses and expects to report operating losses for fiscal 2008. The Company believes that cash flow from operations, together with borrowings from its senior lender and financial support from the Phoenix Venture Fund LLC (“Phoenix”), its significant shareholder, if necessary, will be sufficient to fund the anticipated operations for the next 12 months. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern for a reasonable period of time.

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. These estimates and assumptions are affected by management’s application of accounting policies.

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements (Continued)
(in thousands of dollars, except share and per share amounts)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Estimates are deemed critical when a different estimate could have reasonably been used or where changes in the estimates are reasonably likely to occur from period to period, and would materially impact the Company’s financial condition, changes in financial condition or results of operations. On an ongoing basis, the Company evaluates the estimates, including those related to its revenue recognition, inventory valuation, warranty reserves, tooling amortization, financial instruments, and income taxes. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from management’s estimates and assumptions.

b)   Restatement

The Company’s unaudited interim consolidated financial statements for the three months ended June 30, 2006 have been restated. The restatement reflected two adjustments related to amounts recorded with respect to our December 17, 2004 convertible debenture financing. The value assigned to common share purchase warrants issued in the financing was increased from $945 to $2,234. In addition, the restatement reflects the recognition of a beneficial conversion feature valued at $2,766. These amounts are recorded as discounts to the face amount of the December 17, 2004 convertible debentures and are recognized as non-cash interest expense during the term of the debentures.

In addition, the restatement adjusted the timing of the recognition of non-cash interest expense for long-term debentures. The extensions of the maturity dates of these debentures were originally accounted for as settlements of the original debts and related unamortized discounts were immediately expensed. The restatement reflects these transactions as modifications and accounts for the effects of the restructurings prospectively from the time of the restructurings. The remaining unamortized discounts at the time of the restructurings have been accordingly recognized over the new term of the debentures.

The following table reflects the restatement for each line item on the unaudited consolidated statement of loss for the three months ended June 30, 2006:

Line Item	Original Balance	Adjustment	Ending Balance
Interest Expense	$905	$74	$979
Loss on extinguishment of debt	—	832	832
Net loss	1,735	906	2,641
Loss per share	0.03	0.01	0.04
Weighted average number ofcommon shares outstanding	57,855	—	57,855

c)   Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  This statement allows companies to elect to measure certain eligible financial instruments and other items at fair value. Companies may choose to measure items at fair value at a specified election date, and subsequent unrealized gains and losses are recorded in income at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted under certain circumstances. The Company is required to adopt SFAS No. 159 no later than the first quarter of fiscal 2009. The Company does not expect the new standard to have a material impact on its financial position or results of operations.

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements (Continued)
(in thousands of dollars, except share and per share amounts)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132 (R).”  The statement requires companies to report the funded status of their defined benefit pension plans on the balance sheet. Changes in the funded status in the year in which the changes occur are recorded through other comprehensive income. The statement requires that companies measure plan assets and obligations as of the end of the company’s fiscal year. The statement also requires enhanced disclosures related to defined benefit pension plans. SFAS No. 158 is effective as of the end of the company’s first fiscal year ending after December 15, 2006. The adoption of SFAS No. 158 did not have a material impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  The statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosure requirements regarding fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. The Company is required to adopt SFAS No. 157 no later than the first quarter of fiscal 2008. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48).” FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return, including a decision on whether or not to file in a particular jurisdiction. Under FIN 48, a tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company adopted FIN 48 beginning in the first quarter of fiscal 2008. The adoption of FIN 48 did not have a material impact on its financial position or results of operation.

3.   LOSS PER SHARE

Loss per share has been computed based on the weighted-average number of common shares issued and outstanding during the period, and is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. The effects of the options granted under the Company’s share option plan, the exercise of outstanding options, the exercise of outstanding warrants and the conversion of convertible Series A Preferred Stock, Series B Preferred Stock and convertible debentures were excluded from the loss per share calculations for the years presented as their inclusion is anti-dilutive. Accordingly, diluted loss per share has not been presented.

The following securities were not considered in the earnings per share calculation:

	June 30, 2007	June 30, 2006
Series A Preferred Stock	63,472,895	—
Series B Preferred Stock	9,988,513	—
Warrants	15,619,025	15,789,919
Options	10,780,337	6,375,314
December 17, 2004 convertible debentures	—	11,363,636
	99,860,770	33,528,869

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements (Continued)
(in thousands of dollars, except share and per share amounts)

4.   SHORT-TERM BANK INDEBTEDNESS

On February 28, 2007, the Company agreed with its senior lender to modify an existing revolving credit facility. Under the terms of the amended facility, the borrowings formula was increased to the lesser of $8 million or 80% of the Company’s U.S. and Canadian accounts receivable outstanding for 90 days or less, plus 80% of the Company’s foreign accounts receivable (up to $2,500) plus 25% of eligible inventory (up to $1,750). The interest rate on the borrowings remained at prime plus 2.25% (or prime plus 2.5% in the case of borrowings related to its inventory). The Company is obligated to pay a fee equal to .25% of the unused portion of the credit facility. The maturity date for borrowings under this amended facility was extended to March 31, 2008. The amended agreement includes financial covenants that require the Company to have a minimum tangible net worth of at least $3,750 at all times and a minimum excess availability of $750. Borrowings are secured by all assets and intellectual property of the Company. Pursuant to the terms of various subordination agreements between the commercial bank, the Company’s debenture holder and one of its suppliers, the commercial bank has a first priority security interest in all of the assets of the Company, under certain circumstances the supplier has a priority security interest in certain trade debts of the Company, and the Company’s debenture holder has a security interest in all of the assets of the Company. The loan agreement contains a number of financial and operational covenants. As of August 8, 2007, the Company was in full compliance with these covenants. As of August 8, 2007, there were no borrowings outstanding under the amended facility.

5.   DEBENTURE

Fiscal 2007 Debenture Issuances and Exchange of Debentures for Equity

On April 21, 2006, the Company entered into a financing agreement with Phoenix. The Chairman and Chief Executive Officer and one Director of the Company are co-managers of the managing member of Phoenix. Under this agreement, Phoenix agreed, in its sole discretion, to provide up to $5,000 in financing to the Company through the issuance of debentures or Series A Preferred Stock. In connection with the financing on April 21, 2006, the Company initially issued a 10% secured debenture in the aggregate principal amount of $1,000 to Phoenix, which had a maturity date of June 30, 2006. The debenture and related accrued and unpaid interest were exchanged for 2,970,185 shares of Series A Preferred Stock in connection with the recapitalization discussed below. Of the remaining $4,000 of available financing, the Company received gross proceeds of approximately $800 in June 2006 and approximately $1,904 in July 2006 in exchange for a total of 7,952,353 shares of Series A Preferred Stock issued to certain investors, designated by Phoenix.

On May 30, 2006, the Company completed a recapitalization pursuant to which approximately $18,877 of indebtedness, represented by 10% secured debentures in the original principal amount of $17,755 and accrued interest of $1,122 was exchanged for 55,520,542 shares of Series A Preferred Stock. The shares of Series A Preferred Stock are convertible initially on a one-for-one basis into shares of common stock of the Company at any time at the option of the holder and will convert upon the occurrence of specified events. The conversion rate is subject to adjustment for stock dividends, splits, combinations and similar events. In the event that the Company issues additional securities at a purchase price less than the then current Series A Preferred Stock conversion price, such conversion price will be adjusted in accordance with the formula specified in the Company’s Certificate of Incorporation. The shares of Series A Preferred Stock are entitled to one vote per share at meetings of the Company’s shareholders, have a cumulative 5% dividend that is paid quarterly in shares of common stock, have certain protective provisions, and contain a

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements (Continued)
(in thousands of dollars, except share and per share amounts)

5.   DEBENTURE (Continued)

liquidation preference over the common stock. Series A Preferred Stock issuance costs incurred was $453 and principally consisted of charges associated with the special shareholders’ meeting and legal fees.

One debenture in the amount of $250 and related accrued interest was not exchanged. This debenture bears interest at 10% per annum and the interest is payable semi-annually on June 30 and December 31. In connection with the recapitalization, the maturity of the debenture was extended to April 30, 2009. As discussed in Note 11, on July 25, 2007, the debenture holder and the Company entered into a debenture exchange agreement whereby the $250 debenture will be exchanged for 500,000 shares of preferred stock that is pari passu with the Series A and Series B Preferred Stock in terms of dividends, liquidation and voting, and a two-year warrant to purchase 250,000 shares of common stock, at an exercise price of $0.50 per share.

As of March 31, 2006, the Company had unpaid interest of approximately $400 owed to Phoenix that was due on December 31, 2005. On May 30, 2006, this unpaid interest and interest accrued since December 31, 2005 was exchanged for Series A Preferred Stock.

Fiscal 2006 Debenture Issuances

On September 15, 2005, the Company entered into a debenture purchase agreement with Phoenix and other lenders, including an affiliate of Phoenix (collectively, the “Lenders”), whereby the Lenders provided an aggregate of $5,000 of financing to the Company through the issuance of short-term debentures. All of the short-term debentures issued under the purchase agreement had an original maturity date of March 31, 2006 and borrowings under the short-term debentures bore interest at 10% per annum. Borrowings were secured by all of the Company’s assets and were subordinated to the Company’s commercial bank credit facility and certain trade debts.

If any of the short-term debentures issued under the September 15, 2005 purchase agreement were not paid in full on or prior to March 31, 2006, the Company agreed to issue common share purchase warrants to the holders of such short-term debentures. The short-term debentures were not repaid and on April 10, 2006 the Company issued to the Lenders 5,235,343 warrants with an exercise price of CAD $0.45. The warrants are exercisable through April 10, 2008. The exercise price of the warrants was based on the average current market price of the Company’s common shares for the five days before the date of issuance. The warrants have been valued separately at fair value using the Black-Scholes methodology. The fair value calculations assumed a discount rate of approximately 4.8%, volatility of approximately 127% and no dividends. The value of $1,329 assigned to these warrants is reflected as a separate component of shareholders’ deficiency and as a deferred charge to be amortized as non-cash interest expense during the remaining term of the debentures. In connection with the Company’s recapitalization, the maturity date of the short-term debentures was extended to June 30, 2006. These short-term debentures and accrued interest were exchanged for shares of Series A Preferred Stock on May 30, 2006. From the date of the modification of the short-term debentures’ maturity date through May 30, 2006, non-cash interest expense of $905 was recorded to reflect the amortization of the deferred financing costs. The remaining unamortized deferred financing cost of $424 was recorded as a loss on extinguishment of debt in connection with the Company’s recapitalization on May 30, 2006.

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements (Continued)
(in thousands of dollars, except share and per share amounts)

5.   DEBENTURE (Continued)

Other Information Pertaining to the Debentures

The values assigned to warrants or the beneficial conversion features issued in connection with the debentures have been reflected as additional paid-in capital. Upon exercise of the warrants, the related value assigned to such warrants will be reclassified into share capital.

The discounts related to the values assigned to the warrants and the beneficial conversion features were amortized as non-cash interest expense over the term of the debentures. In connection with each modification to extend the maturity date of an outstanding debenture, the remaining unamortized discounts as of the date of the modification were prospectively amortized over the new term of the debenture. On May 30, 2006, all of the debentures and accrued interest, except for one debenture with outstanding principal of $250, were exchanged for shares of Series A Preferred Stock and the remaining unamortized discounts of $408 were recorded as a loss on extinguishment of debt in connection with the Company’s recapitalization.

For the three months ended June 30, 2007, there was no non-cash interest expense. For the three months ended June 30, 2006, non-cash interest expense of $979 was recorded relating to the amortization of debentures discounts.

6.   SHARE CAPITAL

The Company is authorized to issue 410,000,000 shares of capital stock consisting of 300,000,000 shares of common stock, $.001 par value, and 110,000,000 shares of preferred stock, $.001 par value.

For the three months ended June 30, 2007 and 2006, there were dividends of $271 and $80, respectively, for the Series A Preferred Stock and $43 and none, respectively, for the Series B Preferred Stock. As of June 30, 2007 and 2006, there were accrued unpaid dividends of $89 and $83, respectively, for the Series A Preferred Stock and $14 and none, respectively, for the Series B Preferred Stock. The liquidation preference values of the Series A and Series B Preferred Stock was $21,581 and $3,396, respectively. The Series B Preferred Stock ranks on parity with the Series A Preferred Stock with respect to a liquidation.

The convertible Series A and Series B Preferred Stock have beneficial conversion features as a result of an in-the-money conversion option at the respective dates of commitment. For each issuance of these shares of Series A and Series B Preferred Stock, the value of the beneficial conversion feature was determined as the difference between the conversion price and the Toronto Stock Exchange closing market price of the Company’s common stock as of the related financing’s commitment date multiplied by the number of shares into which the Series A and Series B Preferred Stock are convertible. The value of the beneficial conversion features are presented as deemed dividends to the Series A and Series B Preferred Stockholders with an offsetting amount to additional paid-in capital. Since the Series A and Series B Preferred Stock are immediately convertible into common stock by the holders at any time, the Company recognized non-cash charges (deemed dividends) in connection with the Series A and Series B Preferred Stock financings aggregating approximately $501 for the three months ended June 30, 2006.

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements (Continued)
(in thousands of dollars, except share and per share amounts)

6.   SHARE CAPITAL (Continued)

                           Warrants outstanding

There were warrants to purchase 15,619,025 shares of common stock outstanding at June 30, 2007 as detailed in the table below:

Number of	Exercise	Expiration
Warrants	Price	Date
9,100,000	US$0.55	December 17, 2007
5,235,343	C$0.45	April 10, 2008
998,854	US$0.58	August 9, 2009
284,828	US$0.35	September 22, 2009

7.   RELATED PARTY TRANSACTIONS

On April 21, 2006, the Company entered into a financing agreement with Phoenix pursuant to which Phoenix agreed, at its sole discretion, to provide up to $5,000 in financing to the Company. In connection with the financing, the Company initially issued a $1,000 10% secured debenture to Phoenix, which had a maturity date of June 30, 2006. The debenture and related accrued and unpaid interest were exchanged for 2,970,185 shares of Series A Preferred Stock as part of the recapitalization. Of the remaining $4,000 of available financing, the Company received gross proceeds of approximately $800 in June 2006 and approximately $1,904 in July 2006 in exchange for a total of 7,952,353 shares of Series A Preferred Stock issued to certain investors, designated by Phoenix.

There was no interest expense related to borrowings from Phoenix and its affiliates for the three months ended June 30, 2007. Interest expense related to borrowings from Phoenix and its affiliates for the three months ended June 30, 2006 was $228. Subsequent to May 30, 2006, there were no outstanding debentures held by such affiliates.

8.    SEGMENTED INFORMATION

The Company operates in one segment, the sale of rugged mobile wireless Tablet PC computing systems. The majority of the Company’s revenue is derived from sales in the United States of America. Other than Australia with 15% of the total revenue, no other country outside of the United States of America accounted for more than 10% of the Company’s revenue for the three months ended June 30, 2007. For the three months ended June 30, 2006, sales in Canada and France both accounted for 14% of the Company’s revenue.

The distribution of revenue by country is segmented as follows:

	Three Months Ended
	June 30, 2007	June 30, 2006
Revenue by country:
United States of America	$3,850	$3,937
Australia	1,142	378
Canada	629	1,290
France	210	1,328
All other countries	1,891	2,246
	$7,722	$9,179

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements (Continued)
(in thousands of dollars, except share and per share amounts)

8.    SEGMENTED INFORMATION (Continued)

The Company has a variety of customers, however, in a given year a single customer can account for a significant portion of revenue. For the three months ended June 30, 2007, the Company had one customer who accounted for more than 10% of total revenue. The customer was located in Australia and accounted for 15% of the Company’s revenue. For the three months ended June 30, 2006, the Company had two customers that accounted for more than 10% of the total revenue. Those customers were located in Canada and France and accounted for 12% and 13%, respectfully, of the Company’s revenue. The percentage of total revenue from these customers for the periods presented is as follows:

Three Months Ended	Total Revenue	Number of Customers with Revenue > 10% of Total Revenue	Customer Share as a Percent of Total Revenue	Percentage Share of Total Revenue
	(in millions)
June 30, 2007	$7.7	1	15%	15%
June 30, 2006	$9.2	2	12% and 13%	25%

The Company’s exposure to accounts receivable that accounted for more than 10% of the outstanding receivables for the period presented is as follows:

Three Months Ended	Accounts Receivable	Number of Customers with Revenue > 10% of Total Receivables	Customer Share as a Percent of Total Receivables	Percentage Share of Total Receivables
	(in millions)
June 30, 2007	$3.8	1	15%	15%

The receivable representing 15% of the accounts receivable balance at June 30, 2007 was subsequently collected.

The Company’s exposure to supplier risk is as follows:

The Company relies on a single supplier for the majority of its finished goods. At June 30, 2007 and 2006, the Company owed $3,761 and $2,646, respectively, recorded as accounts payable and accrued liabilities. The inventory purchases and engineering services from this supplier for the three months ended June 30, 2007 and 2006 were $4,478 and $4,058, respectively.

Substantially all of the Company’s capital assets are owned by its wholly-owned subsidiary, Xplore Technologies Corporation of America, a Delaware corporation. No country, other than the United States of America, had more than 10% of the Company’s assets for each of the three months ended June 30, 2007 and 2006.

9.   COMMITMENTS AND CONTINGENT LIABILITIES

a)     Premises

The Company leases facilities in Austin, Texas. The annual lease commitment is $232 and the lease maturity date was extended from May 31, 2007 to August 31, 2009.  The Company also leases a satellite office in Helsinki, Finland, on a 3-month renewable basis, and a branch office in Taipei, Taiwan with a one year lease.

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements (Continued)
(in thousands of dollars, except share and per share amounts)

9.   COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

Minimum annual payments by fiscal year required under all of the Company’s operating leases are:

2008	$206
2009	270
2010	139
$615

b)   Purchase commitment

At June 30, 2007, the Company had purchase obligations extending into fiscal 2008 of approximately $2,256 related to inventory and product development items.

c)   Litigation

The Company is involved in litigation arising in the ordinary course of business. None of these actions, individually or in the aggregate, are expected to have a material adverse effect on the Company’s consolidated financial position or results of operations.

10.   SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES AND CANADA

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”), which differ in certain respects from generally accepted accounting principles in Canada (“Canadian GAAP”). Under Canadian securities regulations, the Company is required to provide a reconciliation setting out significant differences between U.S. GAAP and Canadian GAAP as applied to the Company’s financial statements. There were no differences for the three months ended June 30, 2007 and significant differences for the three months ended June 30, 2006 are summarized below.

(a) Valuation of Common Share Purchase Warrants

The common share purchase warrants issued by the Company in connection with the December 17, 2004 debentures were assigned a value of $2,234 under U.S. GAAP as compared to $945 under Canadian GAAP. The difference is attributable to different valuation methodologies.

(b) Recognition of Beneficial Conversion Feature

The conversion feature related to the December 17, 2004 debentures was deemed a beneficial conversion feature with a value of $2,766 under U.S. GAAP. Under Canadian GAAP, the conversion feature was not deemed a beneficial conversion feature and accordingly no value was assigned.

(c) Recognition of Unamortized Discounts Upon Extension of Debenture Maturity Date

Under U.S. GAAP, the extensions of the maturity dates of the debentures were accounted for as modifications and the remaining unamortized discounts at the time of the restructurings were recognized rateably over the new term of the debentures. Under Canadian GAAP, these transactions were accounted for as settlements of the original debts and related unamortized discounts were immediately expensed. The sum of the differences noted  in (a) and (b) above are related in other income (expense) as either interest expense or loss on extinguishment of debt.

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements (Continued)
(in thousands of dollars, except share and per share amounts)

10.   SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES AND CANADA (Continued)

RECONCILIATION TO CANADIAN GAAP

The following is a reconciliation of the balance sheet and statement of loss reflecting the significant differences between U.S. GAAP and Canadian GAAP for the periods presented:

Consolidated Balance Sheet as of March 31, 2007

Line Item	U.S. GAAP	Difference	Canadian GAAP
Additional paid-in capital (Contributed surplus)	$8,959	$(6,374)	$2,585
Warrants	—	2,319	2319
Accumulated other comprehensive loss	(1,104)	1,104	—
Accumulated deficit	(91,957)	2,951	(89,006)
Total shareholders’ equity	5,545	—	5,545
Total liabilities and shareholders’ deficiency	11,114	—	11,114

Consolidated Statement of Loss as of June 30, 2006

Line Item	U.S. GAAP	Difference	Canadian GAAP
Amortization of deferred financing costs	$979	$(74)	$905
Extinguishment of debt	832	(832)	—
Net loss	2,641	(906)	1,735
Loss per share	0.04	(0.01)	0.03
Weighted average number of common shares outstanding	57,855	—	57,855

11.   SUBSEQUENT EVENTS

On July 25, 2007, the Company and its remaining debenture holder entered into a debenture exchange agreement whereby the holder of the debenture agreed to convert the debenture, in the aggregate principal amount of $250, into 500,000 shares of preferred stock that is pari passu with the Company’s Series A and Series B Preferred Stock in terms of dividends, liquidation and voting, and warrants to purchase 250,000 shares of common stock at an exercise price of $0.50 per share. The closing of this transaction occurred on August 8, 2007.

REPORT OF INDEPENDENT REGISTERED AUDITORS

To the Board of Directors and
Stockholders of Xplore Technologies Corp.

We have audited the accompanying consolidated balance sheets of Xplore Technologies Corp. and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of loss, stockholders’ deficiency and cash flows for the years ended March 31, 2007, 2006 and 2005. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Xplore Technologies Corp. and subsidiaries as of March 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended March 31, 2007, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, previously issued financial statements have been restated as disclosed herein.

/s/ MINTZ & PARTNERS LLP
CHARTERED ACCOUNTANTS
Licensed Public Accountants

North York, Ontario
June 20, 2007

XPLORE TECHNOLOGIES CORP.
Consolidated Balance Sheets
(in thousands of United States dollars)

	March 31,
	2007	2006
		(Restated)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,711	$56
Accounts receivable (Note 11)	4,408	4,613
Inventory (Notes 3 and 5)	3,639	3,713
Prepaid expenses and other current assets (Note 3)	771	826
	10,529	9,208
Fixed assets, net (Note 4)	585	597
Deferred charges (Note 7)	—	1,419
	$11,114	$11,224
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities (Note 6)	$5,319	$7,042
Bank indebtedness (Note 5)	—	1,672
Short-term debentures (Note 7)	—	5,000
Total current liabilities	5,319	13,714
Debentures (Note 7)	250	11,523
	5,569	25,237
Commitments and contingencies (Notes 3, 11 and 13)
SHAREHOLDERS’ DEFICIENCY:
Series A Preferred Shares (Notes 7and 8)	21,128	—
Series B Preferred Shares (Note 8)	2,707	—
Share capital (Notes 8 and 9)	65,812	63,834
Additional paid-in capital (Notes 7, 8 and 9)	8,959	7,714
Accumulated other comprehensive loss	(1,104)	(1,104)
Accumulated deficit	(91,957)	(84,457)
	5,545	(14,013)
	$11,114	$11,224

See accompanying notes to consolidated financial statements.

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Loss
(in thousands of United States dollars, except share and per share amounts)

	Year Ended March 31,
	2007	2006	2005
		(Restated)	(Restated)
REVENUE (Note 12)	$34,534	$27,480	$17,530
COST OF REVENUE	24,723	20,671	13,860
GROSS PROFIT	9,811	6,809	3,670
EXPENSES:
Sales, marketing and support	6,094	5,284	4,839
Product research, development and engineering	2,935	2,402	2,327
General administration (Note 8)	5,058	4,143	4,179
	14,087	11,829	11,345
LOSS FROM OPERATIONS	(4,276)	(5,020)	(7,675)
OTHER INCOME (EXPENSE):
Interest expense (Notes 5, 7, 11 and 14)	(1,467)	(4,867)	(2,818)
Loss on extinguishment of debt (Note 7)	(832)	—	—
Other income (expense) (Note 15)	(40)	901	(8)
	(2,339)	(3,966)	(2,826)
NET LOSS	$(6,615)	$(8,986)	$(10,501)
Deemed dividends related to beneficial conversion feature of convertible Preferred Shares (Note 8)	(3,381)	—	—
Dividends attributable to Preferred Shares (Note 8)	(885)	—	—
Net loss attributable to common shareholders (Note 2 (l))	(10,881)	(8,986)	(10,501)
LOSS PER SHARE	(0.11)	(0.16)	(0.21)
Deemed dividends related to beneficial conversion feature of convertible Preferred Shares (Note 8)	(0.06)	—	—
Dividends attributable to Preferred Shares (Note 8)	(0.01)	—	—
Loss per share attributable to common shareholders (Note 2 (l))	$(0.18)	$(0.16)	$(0.21)
Weighted average number of common shares outstanding (Note 2 (l))	59,616,950	55,938,753	50,091,486

See accompanying notes to consolidated financial statements.

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Stockholders’ Deficiency
(in thousands of United States dollars)

							Additional	Other
	Preferred Series A		Preferred Series B		Common Shares		Paid in	Comprehensive	Accumulated
	Number	Amount	Number	Amount	Number	Amount	Capital	Loss	Deficit	Total
	(Notes 7 and 8)		(Note 8)		(Notes 8 and 9)		(Notes 7, 8 and 9)
Balances, March 31, 2004 (Restated)	—	$—	—	$—	38,988,250	$57,936	$2,895	$(33)	$(66,041)	$(5,243)
Warrants exercised	—	—	—	—	11,806,131	2,550	(2,022)	—	—	528
Value assigned to warrants issued (Restated)	—	—	—	—	—	—	2,234	—	—	2,234
Issuance of shares, net of issuance costs of $47	—	—	—	—	3,975,041	2,062	—	—	—	2,062
Shares issued for services	—	—	—	—	65,360	101	—	—	—	101
Options issued to employees and directors	—	—	—	—	—	—	305	—	—	305
Options exercised	—	—	—	—	150,835	56	—	—	—	56
Foreign currency translation adjustments	—	—	—	—	—	—	—	(421)	—	(421)
Beneficial conversion feature on issuace of convertible debentures (Restated)	—	—	—	—	—	—	2,766	—	—	2,766
Net loss (Restated)	—	—	—	—	—	—	—	—	(10,080)	(10,080)
Balances, March 31, 2005 (Restated)	—	—	—	—	54,985,617	62,705	6,178	(454)	(76,121)	(7,692)
Warrants exercised	—	—	—	—	2,067,330	963	(315)	—	—	648
Value assigned to warrants issued	—	—	—	—	—	—	1,329	—	—	1,329
Shares issued for services	—	—	—	—	315,440	126	—	—	—	126
Options issued to employees and directors	—	—	—	—	—	—	522	—	—	522
Options exercised	—	—	—	—	100,000	40	—	—	—	40
Foreign currency translation adjustments	—	—	—	—	—	—	—	(650)	—	(650)
Net loss (Restated)	—	—	—	—	—	—	—	—	(8,336)	(8,336)
Balances, March 31, 2006 (Restated)	—	—	—	—	57,468,387	63,834	7,714	(1,104)	(84,457)	(14,013)
Warrants exercised	—	—	—	—	454,546	175	(45)	—	—	130
Warrants issued for services	—	—	—	—	—	—	471	—	—	471
Issuance of common shares, net of issuance costs $38	—	—	—	—	2,848,253	909	—	—	—	909
Shares issued for services	—	—	—	—	244,483	96	—	—	—	96
Options issued to employees and directors	—	—	—	—	—	—	819	—	—	819
Issuance of Preferred Series A for debt conversion, net of issuance costs of $364	55,520,542	18,513	—	—	—	—	—	—	—	18,513
Issuance of Preferred Series A, net of issuance costs of $89	7,952,353	2,615	—	—	—	—	—	—	—	2,615
Issuance of Preferred Series B, net of issuance costs of $488	—	—	9,988,513	2,707	—	—	—	—	—	2,707
Preferred Series A dividend	—	—	—	—	2,766,887	715	—	—	(790)	(75)
Preferred Series B dividend					316,444	83			(95)	(12)
Beneficial conversion feature on issuance of Series A & B redeemable convertible Preferred Shares	—	—	—	—	—	—	3,381	—	—	3,381
Deemed dividends related to beneficial conversion feature of convertible Preferred Shares	—	—	—	—	—	—	(3,381)	—	—	(3,381)
Net loss	—	—	—	—	—	—	—	—	(6,615)	(6,615)
Balances, March 31, 2007	63,472,895	$21,128	9,988,513	$2,707	64,099,000	$65,812	$8,959	$(1,104)	$(91,957)	$5,545

See accompany notes to consolidated financial statements.

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Cash Flows
(in thousands of United States dollars)

	Year Ended March 31,
	2007	2006	2005
		(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITES:
Cash used in operations:
Net loss	$(6,615)	$(8,986)	$(10,501)
Items not affecting cash:
Depreciation and amortization	579	464	645
Amortization of deferred financing costs	979	3,048	1,920
Loss on extinguishment of debt	832	—	—
Stock-based compensation expense	819	522	305
Equity instruments issued in exchange for services	332	126	101
Net gain on sales of technology	—	(877)	—
Changes in operating assets and liabilities:
Accounts receivable	205	(2,750)	3,452
Inventory	74	(759)	(896)
Prepaid expenses and other current assets	55	(353)	(61)
Accounts payable and accrued liabilities	(599)	897	(1,282)
Net cash used in operating activities	(3,339)	(8,668)	(6,317)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sales of technology	—	877	—
Additions to fixed assets	(567)	(589)	(332)
Net cash provided by (used in) investing activities	(567)	288	(332)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings	21,325	14,592	—
Repayment of bank indebtedness	(22,997)	(13,010)	—
Proceeds from notes payable to related party	—	3,000	2,650
Repayment of notes payable to related party	—	(3,000)	(2,650)
Proceeds on issuance of debentures	1,000	5,000	5,000
Proceeds on issuance of common shares	944	572	2,062
Proceeds on issuance of Series A Preferred Shares	2,251	—	—
Proceeds on issuance of Series B Preferred Shares	2,908	—	—
Proceeds from exercise of warrants	130	—	—
Proceeds on exercise of options	—	40	115
Net cash provided by financing activities	5,561	7,194	7,177
CHANGE IN CASH AND CASH EQUIVALENTS	1,655	(1,186)	528
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	56	1,242	714
CASH AND CASH EQUIVALENTS, END OF YEAR	$1,711	$56	$1,242
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS:
Payments for interest	$339	$730	$823
Payments for income taxes	$—	$—	$—

See accompanying notes to consolidated financial statements.

XPLORE TECHNOLOGIES CORP.
Notes to the Consolidated Financial Statements
(in thousands of United States dollars, except share and per share amounts)

1.                 DESCRIPTION OF BUSINESS

Xplore Technologies Corp. (the “Company”) is engaged in the business of the development, integration and marketing of rugged mobile wireless Tablet PC computing systems. The Company’s products enable the extension of traditional computing systems to a range of field and on-site personnel, regardless of location or environment. Using a range of wireless communication mediums together with the Company’s rugged computing products, the Company’s end-users are able to receive, collect, analyze, manipulate and transmit information in a variety of environments not suited to traditional non-rugged computing devices. The Company’s end-users are in the following markets: utility, warehousing/logistics, public safety, field service, transportation, manufacturing, route delivery, military and homeland security.

As of and for the three years ending March 31, 2007 the Company was incorporated under the federal laws of Canada. On June 20, 2007, the Company effected a domestication under Section 388 of the Delaware General Corporation Law pursuant to which the Company’s jurisdiction of incorporation became the State of Delaware.

2.                 SIGNIFICANT ACCOUNTING POLICIES

The financial statements were prepared using accounting principles generally accepted in the United States of America, and reflect the following significant accounting policies:

a)   Basis of consolidation and presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Xplore Technologies Corporation of America.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has accumulated significant losses as it has been developing its current and next generation rugged computer products. The Company has had recurring losses and expects to report operating losses for fiscal 2008. The Company believes that cash flow from operations, together with borrowings from its senior lender and financial support from the Phoenix Venture Fund LLC (“Phoenix”), its significant shareholder, if necessary, will be sufficient to fund the anticipated operations for the next 12 months. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern for a reasonable period of time.

Comparative amounts are reclassified to conform to the current year’s financial statement presentation.

The consolidated financial statements and accompanying notes are prepared in accordance with U.S. generally accepted accounting principles. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. These estimates and assumptions are affected by management’s application of accounting policies. Estimates are deemed critical when a different estimate could have reasonably been used or where changes in the estimates are reasonably likely to occur from period to period, and would materially impact the Company’s financial condition, changes in financial condition or results of operations. On an ongoing basis, the Company evaluates the estimates, including those related to its revenue recognition, inventory valuation, warranty reserves, tooling amortization, financial instruments, and income taxes. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. The significant differences between United States and Canadian generally accepted accounting principles which would affect the Company’s financial statements for the year ending March 31, 2007 are discussed in Note 17.

b)   Restatement

The Company’s 2006 and 2005 annual consolidated financial statements have been restated. The restatement reflects two adjustments related to amounts recorded with respect to its December 17, 2004 convertible debenture financing (see Note 7). The value assigned to common share purchase warrants issued in the financing was increased from $945 to $2,234. In addition, the restatement reflects the recognition of a beneficial conversion feature valued at $2,766. These amounts were recorded as discounts to the face amount of the December 17, 2004 convertible debentures and were recognized as non-cash interest expense during the term of the debentures.

In addition, the restatement adjusted the timing of the recognition of non-cash interest expense for long-term debentures. The extension of the maturity dates of these debentures were originally accounted for as settlements of the original debts and related unamortized discounts were immediately expensed. The restatement reflects these transactions as modifications and accounts for the effects of the restructurings prospectively from the time of the restructurings. The remaining unamortized discounts at the time of the restructurings have been accordingly recognized over the new term of the debentures.

Please see the table below for the effect on each account for each restated period:

The following table reflects the restatement for each line item on the consolidated balance sheet as of March 31, 2006:

Line Item	Original Balance	Adjustment	Ending Balance
Debentures	$12,005	$(482)	$11,523
Additional paid-in capital	3,659	4,055	7,714
Accumulated deficit	(80,884)	(3,573)	(84,457)

The following table reflects the restatement for each line item on the consolidated balance sheet as of March 31, 2005:

Line Item	Original Balance	Adjustment	Ending Balance
Debentures	$11,450	$(2,895)	$8,555
Additional paid-in capital	2,123	4,055	6,178
Accumulated deficit	(74,961)	(1,160)	(76,121)

The following table reflects the restatement for each line item on the consolidated statement of loss for the year ended March 31, 2006:

Line Item	Original Balance	Adjustment	Ending Balance
Interest expense	$2,454	$2,413	$4,867
Net loss	6,573	2,413	8,986
Loss per share	0.12	0.04	0.16
Weighted average number of common shares outstanding	55,939	—	55,939

The following table reflects the restatement for each line item on the consolidated statement of loss for the year ended March 31, 2005:

Line Item	Original Balance	Adjustment	Ending Balance
Interest expense	$1,208	$1,610	$2,818
Net loss	8,891	1,610	10,501
Loss per share	0.18	0.03	0.21
Weighted average number of common shares outstanding	50,091	—	50,091

c)   Cash and cash equivalents

Cash and cash equivalents comprise cash and highly liquid investments with original maturities of less than ninety days. Cash equivalents are carried at cost, which approximates market value.

d)   Inventory

Inventory is recorded at the lower of average cost determined on a first-in-first-out basis or net realizable value. The valuation of inventory requires the use of estimates regarding the amount of current inventory that will be sold and the prices at which it will be sold based on an assessment of expected orders for these products from the Company’s customers. Additionally, the estimates reflect changes in the Company’s products or changes in demand because of various factors including the market for the Company’s products, obsolescence, product discontinuation, technology changes and competition.

e)   Fixed assets

Fixed assets are recorded at cost. The straight line depreciation method is used to depreciate the recorded value of fixed assets over their estimated useful lives.

Fixed Asset	Estimated Useful Lives
Tooling and fixtures	2 years
Office equipment	2 years
Machine equipment	5 years
Leasehold improvements	lesser of 5 years or lease term
Computer equipment	2 years
Computer software	2 years
Demonstration units	6 months

The Company performs reviews for the impairment of fixed assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.

f)   Deferred charges

Deferred charges represent deferred financing costs consisting of the value of warrants issued to holders of short-term debentures. The value of the warrants was determined using the Black-Scholes methodology. These charges were amortized over the term of the short-term debentures. Also included in deferred charges are legal fees related to the Company’s recapitalization discussed in Note 7.

g)   Foreign currency translation

The accounts of certain of the Company’s subsidiaries are translated into United States dollars using the temporal method for integrated operations. Assets and liabilities of a monetary nature are translated at the exchange rate in effect at the balance sheet date, with non-monetary assets and liabilities translated at historical rates. Exchange gains or losses are included in the determination of earnings for the period. Revenues and expenses are translated using weighted average rates. Foreign currency transactions are translated at the exchange rate in effect at the date of the transaction. Foreign currency balances are translated at the exchange rate in effect at the balance sheet date.

h)   Revenue recognition

The Company’s revenue is derived primarily from the sale of its rugged mobile computers. The Company’s customers are predominantly resellers, however, in limited circumstances, the Company’s sells directly to end-users. Revenue is recognized, net of an allowance for estimated returns, when title and risk is transferred to the customer, all significant contractual obligations have been satisfied, the sales price is fixed or determinable, and the ability to collect is reasonably assured. The Company’s revenue recognition criteria have been met generally when the product has been shipped. The shipping terms are FOB shipping point.

i)   Cost of revenue

The Company’s cost of revenue consists of the costs associated with manufacturing, assembling and testing its products, related overhead costs, maintenance, compensation and other costs related to manufacturing support, including the depreciation of tooling assets. The Company uses contract manufacturers to manufacture the Company’s products and supporting components, and a significant portion of the Company’s cost of revenue is attributable to component costs and payments to these contract manufacturers.

Cost of revenue also includes warranty costs. The Company records warranty liabilities at the time of sale for the estimated costs that may be incurred under its warranty. The specific warranty terms and conditions generally included are technical support, repair parts, and labor for a period that is generally three years. The Company re-evaluates its estimates to assess the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary and any change, based on current information, is recorded as a change in estimate.

j)   Income taxes

The Company accounts for income taxes in accordance with the liability method. The determination of future tax assets and liabilities is based on the difference between financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect for the period in which the differences are expected to reverse. Future tax assets are recorded to recognize tax benefits only to the extent that, based on available evidence, it is more likely than not that they will be realized.

k)   Stock-based compensation

The Company adopted SFAS No. 123 (revised 2004), (“SFAS No.123 (R)”), Share-Based Compensation Cost in respect of the fair value method of accounting for all of its employee stock-based compensation on a prospective basis effective April 1, 2003.

l)   Loss per share

Loss per share has been computed based on the weighted-average number of common shares issued and outstanding during the period, and is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. The effects of the options granted under the Company’s share option plan, the exercise of outstanding options, the exercise of outstanding warrants and the conversion of convertible Series A Preferred Shares, Series B Preferred Shares and convertible debentures were excluded from the loss per share calculations for the years presented as their inclusion is anti-dilutive. Accordingly, diluted loss per share has not been presented.

The following securities were not considered in the earnings per share calculation:

	March 31, 2007	March 31, 2006	March 31, 2005
Series A Preferred Shares	63,472,895	—	—
Series B Preferred Shares	9,988,513	—	—
Warrants	15,619,025	15,789,919	17,736,426
Options	10,660,337	5,531,350	6,821,588
December 17, 2004 convertible debentures	—	11,363,636	11,363,636
	99,740,770	32,684,905	35,921,650

m)   Other comprehensive loss

Other comprehensive loss consists solely of cumulative translation adjustments arising from changes in exchange rates and is accounted for as a separate component of shareholders’ deficiency.

n)   Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces APB No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 in fiscal 2007 will have a material impact on the consolidated balance sheets and statements of operations, shareholders’ equity and cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” which amends SFAS No. 133 and SFAS No. 140. SFAS No. 155 permits hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to irrevocably be accounted for at fair value, with changes in fair value recognized in the statement of income. The fair value election may be applied on an instrument-by-instrument basis. SFAS No. 155 also eliminates a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after December 1, 2006. At adoption, any difference between the total carrying amount of the individual components of the existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument will be recognized as a cumulative-effect adjustment to beginning retained earnings. The Company does not expect the new standard to have any material impact on its financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140.” SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. The standard permits an entity to subsequently measure each class of servicing assets or servicing liabilities at fair value and report changes in fair value in the statement of income in the period in which the changes occur. SFAS No. 156 is effective for the Company as of April 1, 2007. The Company does not expect the new standard to have any material impact on its financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” This statement allows companies to elect to measure certain eligible financial instruments and other items at fair value. Companies may choose to measure items at fair value at a specified election date, and subsequent unrealized gains and losses are recorded in income at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted under certain circumstances. The Company is required to adopt SFAS No. 159 no later than the first quarter of Fiscal 2009. The Company does not expect the new standard to have a material impact on its financial position or results of operations.

In September 2006, the SEC issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” This document provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 requires registrants to quantify errors using both the iron curtain method, and the rollover method, and requires adjustment if either method indicates a material error. The rollover method quantifies a misstatement’s effect on the current year’s income statement, which does not consider the effects of correcting the portion of the current year balance sheet misstatement that originated in prior years. The iron curtain method quantifies errors as the cumulative amount by which the balance sheet for the current year is misstated, irrespective of the misstatement’s years of origination. SAB 108 is effective for fiscal years ending after November 15, 2006, and is effective for the Company in Fiscal 2007. The adoption of SAB 108 did not have any other material impacts on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132 (R).” The statement requires companies to report the funded status of their defined benefit pension plans on the balance sheet. Changes in the funded status in the year in which the changes occur are recorded through other comprehensive income. The statement requires that companies measure plan assets and obligations as of the end of the company’s fiscal year. The statement also requires enhanced disclosures related to defined benefit pension plans. SFAS No. 158 is effective as of the end of the company’s first fiscal year ending after December 15, 2006. The adoption of SFAS No. 158 did not have a material impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” The statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosure requirements regarding fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. The Company is required to adopt SFAS No. 157 no later than the fist quarter of Fiscal 2008. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48).” FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return, including a decision on whether or not to file in a particular jurisdiction. Under FIN 48, a tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. FIN 48 is effective for fiscal years beginning after December 15.2006, and we will adopt FIN 48 beginning in the first quarter of Fiscal 2008. The adoption of FIN 48 will not have a material impact on its financial position or results of operations.

3.                 INVENTORY

	March 31,
	2007	2006
Computer components	$465	$1,422
Finished goods	3,174	2,291
Total inventory	$3,639	$3,713

Inventory sent to end-users for which revenue recognition attributes have not been completed is included in other current assets and was $464 at March 31, 2007, and there was none at March 31, 2006.

Prepaid expenses and other current assets at March 31, 2006 include $580 representing advances to a supplier to secure the supply of components delivered in fiscal 2007. There were no such advances at March 31, 2007.

4.                 FIXED ASSETS

	March 31,
	2007	2006
Cost
Tooling and fixtures	$1,421	$1,246
Office equipment and leasehold improvments	686	570
Computer equipment and demonstration units	1,204	1,014
Computer software	665	582
	3,976	3,412
Accumulated depreciation
Tooling and fixtures	1,258	1,056
Office equipment and leasehold improvments	450	370
Computer equipment and demonstration units	1,108	869
Computer software	575	520
	3,391	2,815
Total fixed assets, net	$585	$597

5.                 BANK INDEBTEDNESS

On April 22, 2005, the Company entered into a loan and security agreement with a commercial bank. Under the terms of this agreement, as amended, the Company could finance certain eligible accounts receivable up to a maximum $2,625. Borrowings yielded interest at prime rate plus 3% per annum. The Company was obligated to repay each loan advance on the earliest of the date on which the financed receivable payment was received or the date to which the financed receivable became ineligible or 90 days past due. Borrowings were secured by all assets and intellectual property of the Company.

On September 15, 2005, the Company entered into a loan and security agreement with the same commercial bank which replaced the April 22, 2005 agreement. Under the terms of this two year agreement, the Company may finance certain eligible accounts receivable up to a maximum of $5,000. Borrowings under the facility bear interest at prime rate plus 2.25%. The Company is obligated to repay each loan advance on the earliest of the date on which the financed receivable payment is received or the date to which the financed receivable becomes ineligible or 90 days past due. The Company is committed to pay a fee equal to .25% of the unused portion of the credit facility.

On February 28, 2007, the Company’s revolving credit facility was increased by up to $8 million. Under the terms of the amended facility, the borrowings formula was increased up to the lesser of $8 million or 80% of the Company’s U.S. and Canadian accounts receivable outstanding for 90 days or less, plus 80% of the Company’s foreign accounts receivable (up to $2,500) plus 25% of eligible inventory (up to $1,750). The interest rate on the borrowings remained at prime plus 2.25% (or prime plus 2.5% in the case of borrowings related to its inventory). Under the terms of the amended facility, the maturity date for borrowings under this facility was extended to March 31, 2008. Borrowings are secured by all assets and intellectual property of the Company. Pursuant to the terms of various subordination agreements between the commercial bank, the Company’s debenture holder and one of its suppliers, the commercial bank has a first priority security interest in all of the assets of the Company, under certain circumstances the supplier has a priority security interest in certain trade debts of the Company, and the Company’s debenture holder has a security interest in all of the assets of the Company. The loan agreement contains a number of financial and operational covenants, including that the Company have a minimum tangible net worth of at least $3,750 at all times and a minimum excess availability of $750. As of June 20, 2007, the Company was in full compliance with these covenants. As of June 20, 2007, there were no borrowings outstanding.

6.                 ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	March 31,
	2007	2006
Accounts payable	$2,778	$4,309
Engineering accrual	645	350
Warranty accrual	507	525
Accrued interest payable	6	981
Other accrued liabilities	1,383	877
Total	$5,319	$7,042

The details of the Company’s warranty accrual liability are as follows:

	Fiscal Year
	2007	2006
Balance beginning of year	$525	$675
Accruals	44	26
Payments	(62)	(176)
Balance at end of year	$507	$525

7.                 DEBENTURES

The Company had issued and outstanding debentures at March 31, 2007 and 2006, as detailed in the tables below.

Short-term Debentures:

Debenture Issuance Date	Balance	New Issuances	Value Assigned to Warrants	Payments	Accretion of Non-cash Interest	Converted to Series A Preferred Shares	Balance
	March 31, 2006						March 31, 2007
September 15, 2005	$3,000	—	—	—	—	(3,000)	$—
September 29,2005	750	—	—	—	—	(750)	$—
November 7, 2005	1,250	—	—	—	—	(1,250)	$—
April 21, 2006	—	1,000	—	—	—	(1,000)	$—
	$5,000	$1,000	$—	$—	$—	$(6,000)	$—

Long-term Debentures:

Debenture Issuance Date	Balance	New Issuances	Value Assigned to Warrants	Payments	Accretion of Non-cash Interest	Converted to Shares	Balance
	March 31, 2005						March 31, 2006
	(Restated)						(Restated)
November 5, 2002	$4,635	$—	$—	$—	$30	$(75)	$4,590
December 6, 2002	939	—	—	—	31	—	$970
April 9, 2003	673	—	—	—	52	—	$725
April 29, 2003	672	—	—	—	53	(5)	$720
December 17, 2004	1,636	—	—	—	2,882	—	$4,518
	$8,555	$—	$—	$—	$3,048	$(80)	$11,523

	March 31, 2006						March 31, 2007
	(Restated)
November 5, 2002	$4,590	$—	$—	$—	$—	$(4,590)	$—
December 6, 2002	970	—	—	—	—	(720)	$250
April 9, 2003	725	—	—	—	—	(725)	$—
April 29, 2003	720	—	—	—	—	(720)	$—
December 17, 2004	4,518	—	—	—	482	(5,000)	$—
	$11,523	$—	$—	$—	$482	$(11,755)	$250

Fiscal 2007 Debenture Issuances and Exchange of Debentures for Equity

On April 21, 2006, the Company entered into a financing agreement with Phoenix Venture Fund LLC (“Phoenix”). The Chairman and Chief Executive Officer, and one Director of the Company are co-managers of the managing member of Phoenix. Under this agreement, Phoenix agreed, in its sole discretion, to provide up to $5,000 in financing to the Company through the issuance of debentures or Series A Preferred Shares. In connection with the financing on April 21, 2006, the Company initially issued a 10% secured debenture in the aggregate principal amount of $1,000 to Phoenix, which had a maturity date of June 30, 2006. The debenture and related accrued and unpaid interest were exchanged for

2,970,185 Series A Preferred Shares in connection with the recapitalization discussed below. Of the remaining $4,000 of available financing, the Company received gross proceeds of approximately $800 in June 2006 and approximately $1,904 in July 2006 in exchange for a total of 7,952,353 Series A Preferred Shares issued to certain investors, as designated by Phoenix.

On May 30, 2006, the Company completed a recapitalization pursuant to which approximately $18,877 of indebtedness, represented by 10% secured debentures in the original principal amount of $17,755 and accrued interest of $1,122 was exchanged for 55,520,542 shares of Series A Preferred Shares. The Series A Preferred Shares are convertible initially on a one-for-one basis into common shares of the Company at any time at the option of the holder and will convert upon the occurrence of specified events. The conversion rate is subject to adjustment for stock dividends, splits, combinations and similar events. In the event that the Company issues additional securities at a purchase price less than the then current Series A Preferred Share conversion price, such conversion price will be adjusted in accordance with the formula specified in the share conditions set out in the Company’s Articles of Incorporation. The Series A Preferred Shares are entitled to one vote per share at meetings of the Company’s shareholders, have a cumulative 5% dividend that is paid quarterly in common shares, have certain protective provisions, and contain a liquidation preference over the common shares. Series A Preferred Shares issuance costs incurred were $453 and principally consisted of charges associated with the special shareholders’ meeting and legal fees.

One debenture in the amount of $250 and related accrued interest was not exchanged and remains outstanding. This debenture bears interest at 10% per annum and the interest is payable semi-annually on June 30 and December 31. In connection with the recapitalization, the maturity of the debenture was extended to April 30, 2009. The debenture purchase agreement contains a number of financial and operational covenants which the Company is in full compliance with through June 20, 2007.

As of March 31, 2006, the Company had unpaid interest of approximately $400 owed to Phoenix that was due on December 31, 2005. On May 30, 2006, this unpaid interest and interest accrued since December 31, 2005 was exchanged for Series A Preferred Shares.

Short-term Debentures:

Fiscal 2006 Debenture Issuances—All Classified in Short-term Debentures

On September 15, 2005, the Company entered into a debenture purchase agreement with Phoenix and other lenders, including an affiliate of Phoenix (collectively, the “Lenders”), whereby the Lenders provided an aggregate of $5,000 of financing to the Company through the issuance of short-term debentures. All of the short-term debentures issued under this purchase agreement had an original maturity date of March 31, 2006 and borrowings under the short-term debentures bore interest at 10% per annum. Borrowings were secured by all of the Company’s assets and were subordinated to the Company’s commercial bank credit facility and certain trade debts. On September 15, 2005, the Company issued short-term debentures to the Lenders under the purchase agreement in the aggregate amount of $3,000. The Company used the gross proceeds to re-pay promissory notes in the aggregate principal amount of $3,000 previously issued by its U.S. subsidiary and due on September 15, 2005. On September 29, 2005, the Company made another draw on the facility and issued short-term debentures to the Lenders in the aggregate principal amount of $750 to be used for working capital and general corporate purposes. On November 7, 2005 a final draw in the principal amount of $1,250 was made that increased aggregate principal borrowings to $5,000.

In the event that any of the short-term debentures issued under the September 15, 2005 purchase agreement were not paid in full on or prior to March 31, 2006, the Company agreed to issue common share purchase warrants to the holders of such short-term debentures. The short-term debentures were not repaid and on April 10, 2006 the Company issued to the Lenders 5,235,343 warrants with an exercise price of CAD $0.45. The warrants were exercisable through April 10, 2008. The exercise price of the warrants was based on the average current market price of the Company’s common shares for the five days before the date of issuance. The warrants have been valued separately at fair value using the Black-Scholes methodology. The fair value calculations assumed a discount rate of approximately 4.8%, volatility of approximately 127% and no dividends. The value of $1,329 assigned to these warrants is reflected as a separate component of shareholders’ deficiency and as a deferred charge to be amortized as non-cash interest expense during the remaining term of the debentures. In connection with the Company’s recapitalization, the maturity date of the short-term debentures was extended to June 30, 2006. These short-term debentures and accrued interest were exchanged for Series A Preferred Shares on May 30, 2006. From the date of the modification of the short-term debentures’ maturity date through May 30, 2006, non-cash interest expense of $905 was recorded to reflect the amortization of the deferred financing costs. The remaining unamortized deferred financing cost of $424 was recorded as a loss on extinguishment of debt in connection with the Company’s recapitalization on May 30, 2006.

Long-term Debentures:

Fiscal 2005 Debenture Issuances—December 17, 2004 Debentures Classified in Long-term Debentures

On December 17, 2004, the Company raised gross proceeds of $5,000 through the completion of a private placement of 10% secured debentures and 9,100,000 common share purchase warrants of the Company. Each warrant entitled the holder to acquire one common share at an exercise price of $0.55 until December 17, 2007. The interest was calculated on the outstanding debentures face value and was payable semi-annually in arrears on June 30 and December 31. At the option of the holder, the interest was convertible at a price per share equal to the volume weighted average trading price of the Company’s common shares on the Toronto Stock Exchange for the 10 trading days preceding the date of the interest payment, less the maximum discount permitted by the Toronto Stock Exchange. The original maturity date was October 31, 2005; however, in September 2005 the maturity date was extended to April 30, 2007.

The December 17, 2004 debentures had a conversion feature which permitted the holders to convert the principal amount of each debenture into common shares of the Company at a conversion price of $0.44 per share. The conversion price was subject to adjustment as provided by the debenture agreement for dividends, distributions, subdivisions, combinations and reorganizations of the Company. The debentures had a beneficial conversion feature as a result of an in-the-money conversion option at the commitment date. The value of the beneficial conversion feature of $2,766 was determined as the difference between the effective conversion price and the Toronto Stock Exchange closing market price of the Company’s common shares as of the commitment date multiplied by 11,363,636, the number of common shares into which the debentures were convertible.

The December 17, 2004 debentures and the related common share purchase warrants have been valued separately at fair value using the Black-Scholes methodology. The fair value calculations assumed a discount rate of approximately 3.4%, volatility of approximately 100% and no dividends.

The debentures have been reflected in the consolidated financial statements at a discounted value of zero, net of the beneficial conversion feature value of $2,766 and the value assigned to the warrants of $2,234.

Other Information Pertaining to the Debentures

The values assigned to warrants or the beneficial conversion features issued in connection with the debentures have been reflected as additional paid-in capital. Upon exercise of the warrants, the related value assigned to such warrants is reclassified into share capital.

The discounts related to the values assigned to the warrants and the beneficial conversion features discussed in this note are amortized as non-cash interest expense over the term of the debentures. In connection with each modification to extend the maturity date of an outstanding debenture, the remaining unamortized discounts as of the date of the modification were prospectively amortized over the new term of the debenture. On May 30, 2006, all of the debentures and accrued interest, except for one debenture with outstanding principal of $250, were exchanged for Series A Preferred Shares and the remaining unamortized discounts of $408 were recorded as a loss on extinguishment of debt in connection with the Company’s recapitalization.

For the years ended March 31, 2007, 2006 and 2005, the amounts of non-cash interest expense of $979, $3,048 and $1,920, respectively, were recorded relating to the amortization of debentures discounts.

During the years ended March 31, 2006 and 2005, certain of the debenture holders surrendered their debentures to the Company as consideration for the exercise price of warrants they held. As a result, the face value of the outstanding debentures was reduced by $80 in 2006 and $465 in 2005.

The Company’s outstanding debentures were secured by all assets and intellectual property of the Company. The December 17, 2004 debenture holders had a priority security interest over the security interest granted to the remaining debenture holders.

The debenture purchase agreement, under which the remaining debenture of $250 was issued, contained a number of financial and operational covenants which the Company was in full compliance with through June 20, 2007.

8.                 SHARE CAPITAL

The Company is authorized to issue an unlimited number of common shares.

Year-ended March 31, 2007

On August 10, 2006, the Company issued 9,988,513 Series B Preferred Shares on a private placement basis for gross proceeds to the Company of approximately $3,396. The Series B Preferred Shares issued in this private placement generally have the rights and preferences similar to those attached to the Series A Preferred Shares. The Series B Preferred Shares are convertible initially on a one-for-one basis into common shares of the Company at any time at the option of the holder, subject to adjustment for stock dividends, splits, combinations and similar events. The Series B Preferred Shares are entitled to one vote per share at meetings of the Company’s shareholders, are entitled to a cumulative 5% dividend paid quarterly in common shares, have certain protective provisions, and contain a liquidation preference over the common shares.

For the year ended March 31, 2007, there were accrued dividends of $2,767 for the Series A Preferred Shares and $316 for the Series B Preferred Shares. The liquidation preference values of the Series A and Series B Preferred Shares was $21,581 and $3,396, respectively. The Series B Preferred Shares rank on parity with the Series A Preferred Shares with respect to a liquidation.

The convertible Series A and Series B Preferred Shares have beneficial conversion features as a result of an in-the-money conversion option at the respective dates of commitment. For each issuance of these Preferred Shares, the value of the beneficial conversion feature was determined as the difference between the conversion price and the Toronto Stock Exchange closing market price of the Company’s common shares as of the related financing’s commitment date multiplied by the number of shares into which the Preferred Shares are convertible. The value of the beneficial conversion features are presented as deemed dividends to the Preferred Shareholders with an offsetting amount to additional paid-in capital. Since the Preferred Shares are immediately convertible into common stock by the holders at any time, the Company recognized non-cash charges (deemed dividends) in connection with the Preferred Share financings aggregating approximately $3,381 during the year ended March 31, 2007.

On September 25, 2006, the Company issued 2,848,253 common shares on a private placement basis for gross proceeds to the Company of approximately $997.

In connection with the Series B Preferred Shares and common shares private placements, the Company issued to a sales agent warrants to purchase 499,425 common shares at an exercise price of $0.58 per share and an expiration date of August 9, 2009 and warrants to purchase 142,412 common shares at an exercise price of $0.35 per share and an expiration date of September 23, 2009. The non-cash charge of $239 for the value of these warrants was recorded as issuance costs. The Company also entered into a six-month agreement with the sales agent to provide consulting services related to the Company’s corporate migration to the U.S. and future financings. As part of the agreement terms, the Company issued to the sales agent warrants to purchase 499,429 common shares at an exercise price of $0.58 per share and an expiration date of August 9, 2009 and warrants to purchase 142,416 common shares at an exercise price of $0.35 per share and an expiration date of September 23, 2009. The non-cash charge of $239 for the value of these warrants and other cash compensation of $220 are recorded as general administrative expenses over the term of the agreement.

The warrants issued to the sales agent have been valued separately at fair value using the Black-Scholes methodology. The fair value calculations relating to the warrants assumed a volatility of approximately 113%, a life of three years and no dividends.

Year-ended March 31, 2006

During the year ended March 31, 2006, a number of warrant holders elected to exercise their warrants. The Company issued 2,067,330 common shares upon the exercise by warrant holders of 2,067,330 warrants. The Company received cash proceeds of $572 and received surrendered debentures in the face amount of $80 as payment for the warrant exercise price.

Year-ended March 31, 2005

During the year ended March 31, 2005, a number of warrant holders elected to exercise their warrants. The Company issued 1,853,408 common shares upon the exercise by warrant holders of 1,853,408 warrants. The Company received cash proceeds of $59 and received surrendered debentures in the face amount of $465 as payment for the warrant exercise price. Further, in fiscal 2005 the Company issued 9,952,723 common shares upon the exercise, on a cashless basis in accordance with their terms, of 12,500,744 warrants.

During the year ended March 31, 2005, the Company raised gross proceeds of $800 through the completion of a private placement of 1,000,030 units at $0.80 per unit, each unit comprised of one common share of the Company and one common share purchase warrant.

In December 2004, the Company agreed with a key supplier to sell 2,975,011 common shares of the Company for approximately $1.3 million. In addition, the supplier entered into an intercreditor agreement with the debenture holders whereby the supplier was granted a priority security interest in certain trade debts of the Company in excess of $2 million.

In connection with the issuance of the December 17, 2004 debentures in a private placement, the Company issued 9,100,000 warrants. The warrants are exercisable for common shares of the Company at an exercise price per share of $0.55 until the later of 36 months after December 17, 2004 and 24 months after the debentures are fully repaid or converted; provided, however, that in no event will any warrant be exercisable on or after December 17, 2009.

Warrants outstanding

There were 15,619,025 warrants outstanding at March 31, 2007 as detailed in the table below:

Number	Exercise	Expiry
Outstanding	Price	Date
9,100,000	US$0.55	December 17, 2007
5,235,343	C$0.45	April 10, 2008
998,854	US$0.58	August 9, 2009
284,828	US$0.35	September 22, 2009

9.                 STOCK-BASED COMPENSATION PLAN

In 1995, the Board of Directors approved a Share Option Plan, as amended and restated in December 2004, as amended. The Share Option Plan is administered by the Board of Directors and provides that options may be granted to employees, officers, Directors and consultants to the Company. The exercise price of an option is determined at the time of grant and is to be based on the closing price of the common shares on The Toronto Stock Exchange, or other applicable stock exchange, on the day preceding the grant. Unless otherwise provided for, the options are exercisable only during the term of engagement of the employee, officer or consultant or during the period of service as a Director of the Company. The maximum aggregate number of common shares reserved for issuance upon the exercise of all options granted under the Share Option Plan, as amended, is not to exceed 26,800,000 common shares of the Company. The options under the plan generally vest over a 3-year period in equal annual amounts.

The options have been valued separately using the Black-Scholes methodology and the calculations for issuances in fiscal 2007, 2006 and 2005 assumed discount rates of approximately 4.8%, 4.2% and 3.8%, respectively, and volatility of approximately 113%, 127% and 83%, respectively, and no dividends for both years. The Company recorded compensation cost of $819 in fiscal 2007, $522 in fiscal 2006 and $305 in fiscal 2005 for option grants issued since April 1, 2003.

A summary of the activity in the Company’s Share Option Plan during the years ended March 31, 2007, 2006 and 2005 is as follows:

	Year ended March 31,
	2007		2006		2005
	Options	Weighted Average Exercise Price (Cdn$)	Options	Weighted Average Exercise Price (Cdn$)	Options	Weighted Average Exercise Price (Cdn$)
Outstanding at beginning of year	5,531,350	$0.91	6,821,588	$1.05	3,886,679	$1.63
Granted	7,935,168	$0.88	1,579,500	$0.88	4,409,748	$0.76
Exercised	—	$0.47	100,000	$0.46	150,835	$0.46
Forfeited	2,806,181	$1.25	2,769,738	$1.25	1,324,004	$1.83
Outstanding at end of year	10,660,337	$0.91	5,531,350	$0.91	6,821,588	$1.05

At March 31, 2007, the total number of common shares issued in connection with the exercise of options is 521,385 since the inception of the Share Option Plan.

A summary of the options outstanding and exercisable as at March 31, 2007 is as follows:

	Options outstanding		Options exercisable
Range of Exercise Prices Cdn$	Number Outstanding	Weighted Average Remaining Contractual Life	Number Exercisable
$0.31—0.38	2,026,000	4.3	—
$0.40—0.47	6,013,335	1.4	603,334
$0.50—$0.56	1,467,501	3.4	942,097
$0.65—1.18	882,834	3.8	437,008
$1.24—1.85	270,667	2.2	226,835
	10,660,337		2,209,274

During the year ended March 31, 2007, grants covering 600,000 common shares were issue to non-executive Directors of the Company at an exercise price of C$0.44. During the year ended March 31, 2006, grants covering 300,000 common shares were issued to non-executive Directors of the Company at an exercise price of C$0.93. There were no grants of common shares issued to non-executive Directors of the Company during the year ended March 31, 2005.

10.          INCOME TAXES

The tax effect of temporary differences that give rise to future income tax assets are as follows:

	Year ended March 31,
	2007	2006
		(Restated)
Future income tax assets:
Net operating losses	23,144	22,004
Inventory allowance	403	502
Warranty accrual	177	184
Valuation allowance	(23,724)	(22,690)
Deferred tax asset	$—	$—

The provision for income taxes varies from the expected provision at statutory rates for the following reasons:

	Year ended March 31,
	2007	2006	2005
		(Restated)	(Restated)
Combined basic Canadian statutory rates	37%	37%	37%
Recovery of income taxes based on the above rates	$(2,448)	$(3,325)	$(3,885)
Increase (decrease) in income taxes resulting from:
Permanent difference—financing fees	671	1,128	711
Permanent difference—stock compensation	303	193	113
Effect of differences between US and foreign tax rates	30	73	179
Permanent difference—issuance costs	—	—	(17)
Non-recognition of loss carry forwards	1,444	1,931	2,899
Provision for income taxes	$—	$—	$—

The Company has non-capital losses for income tax purposes totaling approximately $66,127, which under certain conditions, may be carried forward and applied to reduce future year’s taxable income. The potential benefit associated with these losses is not reflected in these statements as management does not believe that recovery is more likely than not. The right to claim these losses expires as follows:

Expiry Year	Canada	United States	Total
2008	1,857	—	1,857
2010	3,195	—	3,195
2011	4,823	—	4,823
2015	2,889	—	2,889
2016	—	1,282	1,282
2017	—	737	737
2018	—	5,293	5,293
2019	—	2,978	2,978
2020	—	1,486	1,486
2021	—	3,116	3,116
2022	—	6,412	6,412
2023	—	10,746	10,746
2024	—	4,433	4,433
2025	—	7,764	7,764
2026	1,707	3,660	5,367
2027	936	2,813	3,749
	$15,407	$50,720	$66,127

11.          FINANCIAL INSTRUMENTS

Fair value of financial instruments

The estimated fair value of accounts receivable, accounts payable, accrued liabilities and debentures is equal to the book value given their short-term nature and terms.

Interest rate risk

At March 31, 2007, all of the Company’s debentures bear interest at a fixed rate of 10% and the Company is not exposed to future fluctuations in interest rates. At February 28, 2007, the Company entered into a loan and security agreement with a commercial bank and the interest rate has a variable component based on the bank’s prime rate. If the Company borrowed 100% of the facility’s available line for a full year and the bank’s prime rate increased by 1%, the Company’s borrowing costs would increase by $80,000.

Foreign exchange risk

The United States dollar is the Company’s reporting currency. As the majority of the Company’s revenues and expenses are in United States dollars, foreign exchange is limited to non - U.S. dollar denominated revenues and net expenditures in Canadian dollars, which represents 2%, 2%, and 1% of revenues and 3%, 9% and 8% of net expenditures in each of the years ended March 31, 2007, 2006 and 2005, respectively.

Credit risk

The Company’s exposure to accounts receivable credit risk is as follows:

As of March 31,	Accounts Receivable (in millions)	Number of Customers with Receivable Balance > 10% of Total Receivables	Customer Share as a Percent of Total Receivables	Percentage Share of Total Receivables
2007	$4.4	2	23% and 18%	41%
2006	$4.6	1	42%	42%

The receivables representing 23% and 18% of the accounts receivable balance at March 31, 2007 were subsequently collected.

Supplier Risk

The Company relies on a single supplier for the majority of its finished goods. At March 31, 2007 and 2006, the Company owed $2,095 and $3,497, respectively, recorded as accounts payable and accrued liabilities. The inventory purchases and engineering services from this supplier for the years ended March 31, 2007, 2006 and 2005 were $16,275, $17,255 and $9,088, respectively.

12.          SEGMENTED INFORMATION

The Company operates in one segment, the sale of rugged mobile wireless Tablet PC computing systems. The majority of the Company’s revenue is derived from sales in the United States of America. Other than Canada with 10.3% of the total revenue, no other country outside of the United States of America accounted for more than 10% of the Company’s revenue for the year ended March 31, 2007. For the year ended March 31, 2006, the Netherlands accounted for 12.6% of the Company’s revenue and there was no country other than the United States that accounted for more than 10% of the Company’s total revenue in the year ended March 31, 2005.

The distribution of revenue by country is segmented as follows:

	Year ended March 31,
	2007	2006	2005
Revenue by country:
United States of America	$20,069	$14,839	$13,089
Canada	$3,682	$2,725	$469
Netherlands	$3,427	$3,467	$24
All other countries	7,356	6,449	3,948
	$34,534	$27,480	$17,530

The Company has a variety of customers, however, in a given year a single customer can account for a significant portion of sales. For the year ended March 31, 2007, the Company had no customers who accounted for more than 10% of total revenue. For the year ended March 31, 2006, the Company had one customer that had sales that were greater than 10% of total revenue and the customer was located in the Netherlands. In fiscal 2005, there were no customers who accounted for more than 10% of total revenue. The percentages of total revenue from these customers are as follows:

Fiscal Year	Total Revenue (in millions)	Number of Customers with Revenue > 10% of Total Revenue	Customer Share as a Percent of Total Revenue	Percentage Share of Total Revenue
2007	$34.5	None	—	—
2006	$27.5	1	10.23%	10.23%
2005	$17.5	None	—	—

Substantially all of the Company’s capital assets are owned by its wholly-owned subsidiary, Xplore Technologies Corporation of America, a corporation organized under the laws of the State of Delaware. No country, other than the United States of America, had more than 10% of the Company’s assets for the two years ended March 31, 2007.

13.          COMMITMENTS AND CONTINGENT LIABILITIES

a)               Premises

The Company leases facilities in Austin, Texas. The annual lease commitment is $232 and the lease maturity date was extended from May 31, 2007 to August 31, 2009.  The Company also leases a satellite office in Helsinki, Finland, on a 3-month renewable basis.

Minimum annual payments by fiscal year required under all of the Company’s operating leases are:

2008	$261
2009	256
2010	125
$642

b)              Purchase commitment

At March 31, 2007, the Company had purchase obligations extending into fiscal 2008 of approximately $2,402 related to inventory and product development items.

c)               Litigation

The Company and its subsidiaries are engaged in legal actions, arising in the ordinary course of business. None of these actions, individually or in the aggregate, are expected to have a material adverse effect on the Company’s consolidated financial position or results of operations.

14.          RELATED PARTY TRANSACTIONS

On April 21, 2006, the Company entered into a financing agreement with Phoenix pursuant to which Phoenix agreed, at its sole discretion, to provide up to $5,000 in financing to the Company. In connection with the financing, the Company issued a 10% secured debenture in the aggregate amount of $1,000 to Phoenix, which had a maturity date of June 30, 2006. The debenture and related accrued and unpaid interest were exchanged for 2,970,185 Series A Preferred Shares as part of the recapitalization discussed below. Of the remaining $4,000 of available financing, the Company received gross proceeds of approximately $800 in June 2006 and approximately $1,904 in July 2006 in exchange for a total of 7,952,353 Series A Preferred Shares issued to certain investors, as designated by Phoenix.

On May 20, 2005, the Company raised $1,500 through the issuance of a 10% secured promissory note due August 31, 2005 (subsequently extended to September 15, 2005) in the original principal amount of $1,500 to Phoenix. The note was repaid on September 15, 2005.

On July 19, 2005, the Company raised $1,500 through the issuance of 10% secured promissory notes due August 31, 2005 (subsequently extended to September 15, 2005) to Phoenix and other lenders, including an affiliate of Phoenix in the aggregate original principal amount of $1,500. The notes were repaid on September 15, 2005.

During the fiscal year ended March 31, 2005, the Company had short-term borrowings of $2,650 from Phoenix and affiliates. The 10% interest bearing notes were secured by assets of the Company and repaid with proceeds from the $5,000 December 17, 2004 private placement.

Interest expense for the fiscal years ended 2007, 2006 and 2005 included $230, $1,167 and $520 respectively, related to borrowings from Phoenix and its affiliates. At March 31, 2007, 2006, and 2005 outstanding debentures issued to such affiliates were $2,095, $13,208 and $8,708, respectively.

15.          SALE OF TECHNOLOGY

On August 3, 2005, the Company sold previously developed rugged handheld technology to a foreign value added reseller. The sale agreement provided for an initial payment of approximately $900, which the Company received on August 5, 2005, and a future payment of approximately $700, net of the Company’s share of future development costs, upon the completion of certain agreed upon production activities by a third party manufacturer. At March 31, 2007, the agreed upon production activities were not completed and it is uncertain as to whether the purchaser will complete its obligations under the sale agreement. The proceeds received in August 2005, net of related selling expenses, have been reflected in other income for the year ended March 31, 2006. The Company’s investment in the rugged handheld technology was previously expensed when incurred since the expenditures were research and development related. The technology was in a development stage and did not account for any of the Company’s revenue.

16.          QUARTERLY OPERATING RESULTS

The following tables provide a summary of the Company’s unaudited operating results for each of the quarters ended on the date indicated:

Quarter ended	June 30, 2006 (Restated)	September 30, 2006	December 31, 2006	March 31, 2007
Revenue	$9,179	$8,660	$8,114	$8,581
Gross profit	2,508	2,414	2,243	2,646
Operating expenses	2,974	3,132	3,749	4,232
Loss from operations	(466)	(718)	(1,506)	(1,586)
Other expenses	(2,175)	(36)	(19)	(109)
Net loss	$(2,641)	$(754)	$(1,525)	$(1,695)
Loss per common share	$(0.04)	$(0.01)	$(0.03)	$(0.03)
Average shares outstanding (000s)	57,855	58,155	60,897	61,586

Quarter ended	June 30, 2005 (Restated)	September 30, 2005 (Restated)	December 31, 2005 (Restated)	March 31, 2006 (Restated)
Revenue	$6,125	$6,583	7,218	7,554
Gross profit	1,429	1,692	1,768	1,920
Operating expenses	2,666	3,297	3,171	2,695
Loss from operations	(1,237)	(1,605)	(1,403)	(775)
Other expenses	(1,839)	(816)	(685)	(626)
Net loss	$(3,076)	$(2,421)	$(2,088)	$(1,401)
Loss per common share	$(0.06)	$(0.04)	$(0.03)	$(0.03)
Average shares outstanding (000s)	54,986	55,008	56,455	57,326

17.          SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES AND CANADA

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), which differ in certain respects from generally accepted accounting principles in Canada (“Canadian GAAP”). Under Canadian securities regulations, the Company is required to provide a reconciliation setting out the differences between U.S. GAAP and Canadian GAAP as applied to the Company’s financial statements. The significant differences for the years ended March 31, 2007, 2006 and 2005 are summarized below:

a) Valuation of Common Share Purchase Warrants

The common share purchase warrants issued with the December 17, 2004 debentures were assigned a value of $2,234 under U.S. GAAP as compared to $945 under Canadian GAAP. The difference is attributable to different valuation methodologies.

b) Recognition of Beneficial Conversion Feature

The conversion feature related to the December 17, 2004 debentures was deemed a beneficial conversion feature with a value of $2,766 under U.S. GAAP. Under Canadian GAAP, the conversion feature was not deemed a beneficial conversion feature and accordingly was not assigned a value.

c) Recognition of Unamortized Discounts Upon Extension of Debenture Maturity Date

Under U.S. GAAP, the extensions of the maturity dates of debentures were accounted for as modifications and the remaining unamortized discounts at the time of the restructurings were recognized ratably over the new term of the debentures. Under Canadian GAAP, these transactions were accounted for as settlements of the original debts and related unamortized discounts were immediately expensed. The sum of the differences noted above are reflected in other income (expense) as either interest expense or loss on extinguishment of debt.

RECONCILIATION TO CANADIAN GAAP

Consolidated Balance Sheet

The following is a reconciliation of the balance sheet reflecting the differences between U.S. GAAP and Canadian GAAP:

Consolidated Balance Sheet as of March 31, 2007

Line Item	U.S. GAAP	Difference	Canadian GAAP
Additional paid-in capital (Contributed surplus)	$8,959	$(6,374)	$2,585
Warrants	—	2,319	2,319
Accumulated other comprehensive loss	(1,104)	1,104	—
Accumulated deficit	(91,957)	2,951	(89,006)
Total shareholders’ equity	5,545	—	5,545
Total liabilities and shareholders’ deficiency	11,114	—	11,114

Consolidated Balance Sheet as of March 31, 2006

Line Item	U.S. GAAP	Difference	Canadian GAAP
Debentures	$16,523	$482	$17,005
Total liabilities	25,237	482	25,719
Additional paid-in capital (Contributed surplus)	7,714	(6,374)	1,340
Warrants	—	2,319	2,319
Accumulated other comprehensive loss	(1,104)	1,104	—
Accumulated deficit	(84,457)	2469	(81,988)
Total shareholders’ deficiency	(14,013)	(482)	(14,495)
Total liabilities and shareholders’ deficiency	11,224	—	11,224

Consolidated Statements of Loss as of March 31, 2007

Line Item	U.S. GAAP	Difference	Canadian GAAP
Interest expense	$(1,467)	$74	$(1,393)
Loss on extinguishment of debt	(832)	408	(424)
Total other expenses	(2,339)	482	(1,857)
Net loss	(6,615)	482	(6,133)
Loss per share	(0.11)	0.01	(0.10)

Consolidated Statements of Loss as of March 31, 2006

Line Item	U.S. GAAP	Difference	Canadian GAAP
Interest expense	$(4,867)	$2,413	$(2,454)
Total other expenses	(3,966)	2,413	(1,553)
Net loss	(8,986)	2,413	(6,573)
Loss per share	(0.16)	0.04	(0.12)

Consolidated Statements of Loss as of March 31, 2005

Line Item	U.S. GAAP	Difference	Canadian GAAP
Interest expense	$(2,818)	$1,610	$(1,208)
Total other expenses	(2,826)	1,610	(1,216)
Net loss	(10,501)	1,610	(8,891)
Loss per share	(0.21)	0.03	(0.18)

Consolidated Statements of Cash Flows

There were no differences between U.S. GAAP and Canadian GAAP for the years ended March 31, 2007, 2006 and 2005 as it relates to the Company’s Consolidated Statements of Cash Flows.

Quarterly Results

The company has prepared its financial statements in accordance with U.S. GAAP for the interim periods as described in Note 16. The following is a reconciliation explaining the material differences between U.S. GAAP and Canadian GAAP:

Quarter ended	June 30, 2006 (Restated)	September 30, 2006	December 31, 2006	March 31, 2007
Net loss—US	$(2,641)	$(754)	$(1,525)	$(1,695)
Difference	906	—	—	—
Net loss—CAN	(1,735)	(754)	(1,525)	(1,695)
Total assets—US	11,300	15,430	12,667	11,114
Difference	—	—	—	—
Total assets—CAN	11,300	15,430	12,667	11,114
Liabilities —US	8,434	7,395	5,649	5,569
Difference	—	—	—	—
Liabilities—CAN	8,434	7,395	5,649	5,569
Shareholders’ equity—US	2,866	8,035	7,018	5,545
Difference	—	—	—	—
Shareholders’ equity—CAN	2,866	8,035	7,018	5,545
Loss per common share—US	$(0.04)	$(0.01)	$(0.03)	(0.03)
Difference	0.01	—	—	—
Loss per common share—CAN	(0.03)	(0.01)	(0.03)	(0.03)
Average shares outstanding (000s)	57,855	58,155	60,897	61,586

18.          SUBSEQUENT EVENTS

On June 20, 2007, following shareholder approval, the Company completed its domestication under Section 388 of the Delaware General Corporation Law pursuant to which the Company’s jurisdiction of incorporation became the State of Delaware.

EXHIBIT

XPLORE TECHNOLOGIES CORP.
14000 Summit Drive, Suite 900
Austin, Texas 78728
Telephone: (512) 336-7797
Facsimile: (512) 249-5630
Attention:  Michael J. Rapisand

CONSENT BY STOCKHOLDERS OF XPLORE TECHNOLOGIES CORP.
TO TAKE ACTION WITHOUT A MEETING

THIS CONSENT IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of record of common stock and/or Series A Preferred Stock and/or Series B Preferred Stock (collectively, the “voting stock”) of Xplore Technologies Corp., a Delaware corporation (the “Company”), hereby consents to the following corporate action without a meeting pursuant to Section 228 of the Delaware General Corporation Law with respect to all shares of voting stock of the Company held by the undersigned.

Please mark your vote as indicated:   ☒

Resolved, that the issuance by Xplore Technologies Corp. (the “Company”) of 31.2 million shares of common stock issuable upon conversion or exercise, as the case may be, of 20 million shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase 10 million shares of common stock issued to investors in connection with the Company’s private placement of 20 million Units (the “Offering”), at a purchase price of $0.50 per Unit (with each Unit consisting of one share of Series C Preferred Stock and one warrant to purchase one-half of one share of the Company’s common stock, at an exercise price of $0.50 per share), and warrants to purchase 1.2 million shares of common stock, at an exercise price equal to the current market price of the common stock at the closing of the Offering, issued to certain parties in connection with the Offering be authorized and approved in all respects.

CONSENT ☐	WITHHOLD CONSENT ☐	ABSTAIN ☐

IMPORTANT - PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY.

IF SIGNED AND NO DIRECTION IS MADE THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED AND VOTED IN FAVOR OF THE PROPOSAL.

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The undersigned hereby revokes any consents heretofore given.

DATED the                  day of                                           , 2007.

Signature of Stockholder

Name of Stockholder (please print)

Total Number of Shares of Voting Stock
NOTES:
1. This consent must be signed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its seal or by an officer or attorney thereof duly authorized.
2. Please fill in the date on this consent. If the date is not filled in, this consent shall be deemed to be dated on the date it was received by the Company.

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